SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934 (Amendment No.     )

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CALIFORNIA PIZZA KITCHEN, INC.

(Name of Registrant as Specified In Its Charter)

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CALIFORNIA PIZZA KITCHEN, INC.

6053 West Century Boulevard, 11th Floor

Los Angeles, California 90045-6430

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2007

Dear Stockholder:

You are invited to attend the Annual Meeting of the Stockholders of California Pizza Kitchen, Inc., a Delaware corporation, which will be held on Wednesday, June 20, 2007 at 10:00 AM, in the Hermosa-Laguna Room at the Sheraton Gateway Hotel, 6101 West Century Blvd., Los Angeles, California 90045, for the following purposes:

1.	To elect a Board of Directors. Our nominating and governance committee has nominated the following individuals for election at the meeting: William C. Baker, Larry S. Flax, Henry Gluck, Steven C. Good, Charles G. Phillips, Avedick B. Poladian, Richard L. Rosenfield and Alan I. Rothenberg.

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending December 30, 2007.

3.	To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 27, 2007 are entitled to notice of, and to vote at, this meeting and any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relating to the meeting during ordinary business hours at our offices.

Your attention is directed to the accompanying proxy statement. We invite all stockholders to attend the annual meeting. To ensure that your shares will be voted at this meeting, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed envelope. You can also vote your shares by telephone or via the Internet. Voting instructions for telephone and Internet voting are printed on the proxy card. If you are a holder of record and you attend this meeting, you may vote in person, even though you have sent in your proxy. Stockholders who hold their shares through an account with a brokerage firm, bank or other nominee who desire to vote in person at the meeting will need to obtain a proxy form from the institution that holds their shares and follow the instructions on that form.

Accompanying this notice and proxy statement is a copy of our 2006 annual report to stockholders.

By Order of the Board of Directors,

Susan M. Collyns

Chief Financial Officer and Secretary

IMPORTANT: The prompt return of proxies will save us the expense of further requests for proxies in order to ensure a quorum at the meeting. A self-addressed envelope is enclosed for your convenience. No postage is required if mailed in the United States.

Los Angeles, California

April 30, 2007

CALIFORNIA PIZZA KITCHEN, INC.

6053 West Century Boulevard, 11th Floor

Los Angeles, California 90045-6430

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 20, 2007

The accompanying proxy is solicited by the Board of Directors of California Pizza Kitchen, Inc., a Delaware corporation (referred to herein as the “Company” or in the first person notations “we,” “our” and “us”), for use at our 2007 Annual Meeting of Stockholders to be held on Wednesday, June 20, 2007, and any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this proxy statement is April 30, 2007, the approximate date on which we first sent or gave this proxy statement and the accompanying form of proxy to stockholders.

General Information

Annual Report.    An annual report on Form 10-K for the fiscal year ended December 31, 2006 is enclosed with this proxy statement.

Voting Securities.    Only stockholders of record as of the close of business on April 27, 2007 will be entitled to vote at the meeting and any adjournment or postponement thereof. As of that date, there were 19,383,845 shares of our common stock, par value $0.01 per share, issued and outstanding. Stockholders may vote in person or by proxy. Each holder of shares of our common stock is entitled to one (1) vote for each share of stock held on the proposals presented in this proxy statement. Our bylaws provide that the holders of a majority of the issued and outstanding shares of our stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum.

Solicitation of Proxies.    We will bear the cost of soliciting proxies. We may solicit stockholders through our regular employees and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have shares of our stock registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. We also may use the services of our officers, directors and others to solicit proxies, personally or by telephone, without additional compensation. We may engage a proxy solicitation firm to assist us and, if we do, we expect the cost of the engagement to be no more than $20,000.

Voting of Proxies. All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the direction of the stockholder. If no choice is indicated on the proxy, the shares will be voted in favor of the director-nominees and the other proposals. A stockholder who holds shares in his or her own name and who gives a proxy has the power to revoke his or her proxy at any time prior to the time it is voted by delivery to the Secretary of the Company of a written instrument revoking the proxy or a duly executed proxy with a later date or by attending the meeting and voting in person. Stockholders who hold their shares through an account with a brokerage firm, bank or other nominee who desire to revoke their proxies or to vote in person at the meeting will need to obtain a proxy form from the institution that holds their shares and follow the instructions on that form.

Stockholders also have the choice of voting by using a toll-free telephone number or via the Internet. Please refer to your proxy card enclosed with this proxy statement or the information forwarded by your bank, broker or other holder of record. The telephone and Internet voting facilities for stockholders of record will close at 11:59 p.m. EDT on June 19, 2007. The telephone and Internet voting procedures are designed to authenticate you as a stockholder by use of a control number and to allow you to confirm that your instructions have been properly recorded.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

Director Nominees.    The table below sets forth the Company’s director nominees and certain information relating to those nominees, as of April 27, 2007, with respect to age and background.

Name	Age	Position
Larry S. Flax	64	Co-Chief Executive Officer, Co-President, Co-Chairman of the Board and Director

Richard L. Rosenfield	61	Co-Chief Executive Officer, Co-President, Co-Chairman of the Board and Director

William C. Baker	73	Director

Henry Gluck	78	Director

Steven C. Good	64	Director

Charles G. Phillips	58	Director

Avedick B. Poladian	55	Director

Alan I. Rothenberg	68	Director

Larry S. Flax, a co-founder, was named co-President in January 2004 and has served as co-Chief Executive Officer (“co-CEO”) since July 2003 and as co-Chairman of the Board since our formation in October 1985. Mr. Flax, until recently, served for nine years on the Board of Directors of Arden Realty, Inc. (ARI) prior to it being sold. Prior to founding California Pizza Kitchen, he practiced law as a principal in Flax and Rosenfield, Inc. after serving as an Assistant United States Attorney, Department of Justice and Assistant Chief, Criminal Division and Chief, Civil Rights Division of the United States Attorney’s Office in Los Angeles.

Richard L. Rosenfield, a co-founder, was named co-President in January 2004 and has served as co-CEO since July 2003 and as co-Chairman of the Board since our formation in October 1985. From 1985 to 1996, Mr. Rosenfield had also served as co-CEO. Prior to founding California Pizza Kitchen, he practiced law as a principal of Flax and Rosenfield, Inc. after serving with the Department of Justice, Criminal Division, Appellate Section in Washington, D.C. and as an Assistant United States Attorney, Special Prosecutions Section of the Criminal Division, in Los Angeles. Mr. Rosenfield also serves on the board of directors of Callaway Golf Company.

William C. Baker has served as a director since May 2002. From August 2004 to August 2005, Mr. Baker was Chairman and Chief Executive Officer of Callaway Golf Company. From 1997 to August 2004, Mr. Baker was a principal of the real estate investment firm of Baker & Simpson, L.L.C. Mr. Baker currently serves on the board of directors for Public Storage and Javo Beverage Company, Inc. and previously served as a director of Callaway Golf Company and La Quinta Corporation. He also served as President and/or Chairman of the Board of such companies as the Santa Anita Companies, Coast Newport Properties, Inc., Red Robin International, Del Taco Corporation, Macco Corporation and Great Southwest Corporation (Six Flags’ parent company). His experience additionally includes serving as trial attorney for the United States Department of Justice; Maritime Law attorney with the law firm of Zock, Petrie, Sheneman & Reid in New York; practicing with the law firm of Wynne, Jaffe & Tinsley in Dallas; General Manager of Texas Pavilion of the New York World’s Fair; and partner in Baker & Miller, an industrial development firm.

Henry Gluck has served as a director since August 2003. He served as Chairman and Chief Executive Officer of Caesars’ World, a hotel and gaming company, from 1983 until 1995. From 1995 to 2003, Mr. Gluck was Co-Chairman of Transcontinental Properties, developers of Lake Las Vegas. Mr. Gluck has served on the board of directors of many publicly traded companies, including ITT Corp., Sheraton Hotel Corp., Cordura Corporation, Growth Realty, Daylin, Gibralter Savings and Loan Association, Monogram Industries and Metal Box America. Mr. Gluck serves on the Board of Trustees of Andrus Gerontology Center at the University of Southern California. He also serves as Vice Chairman on the Board of Advisors/Executive Committee at the UCLA Medical Center.

Steven C. Good has served as a director since May 2005. Mr. Good is a founding partner of Good Swartz Brown & Berns LLP, an accounting, auditing and business advisory firm. He was previously a founding partner at Freedman Morse Horowitz & Good and advanced to partner at Laventhol & Horwath, a national accounting firm. He is a founder and past Chairman of CU Bancorp and is a director of several public companies including: OSI Systems, Inc., a provider of security and medical monitoring systems; Big Dogs Holdings Inc., a retailer; Kayne Anderson MLP Investment Company, which invests in oil-related infrastructures; Kayne Anderson Energy Total Return Fund, Inc., a management investment company; and Youbet.com, a provider of technology and pari-mutuel horse racing content for consumers. Mr. Good is past Chairman of the Board for the Jewish Home for the Aging; a member of the Board for the American Friends of the Hebrew University; and a member of the Chancellor’s Circle of UCLA.

Charles G. Phillips has served as a director since November 2000. Mr. Phillips is the Chief Operating Officer of Prentice Capital Management, LLC, an investment management firm he joined at the beginning of 2005. Mr. Phillips retired from Gleacher & Co., an investment banking and management firm, where he was a managing director from 1991 to 2002 and President from 1998-2001. Mr. Phillips currently serves on the board of directors of Champps Entertainment, Inc. and has served on the boards of several public and private companies and private investment funds.

Avedick B. Poladian has served as a director since September 2004. Mr. Poladian is currently Executive Vice President and Chief Administrative Officer of Lowe Enterprises, Inc., which invests, develops and manages real estate and hospitality assets, and Chief Operating Officer of Lowe Enterprises Real Estate Group. He was previously a senior partner in the public accounting firm of Arthur Andersen LLP. He currently serves on the board of Psomas, an architectural and engineering firm, and is also a director of Western Asset Income Fund and Western Asset Premier Bond Fund. Mr. Poladian was past Chairman and is currently a Board Member of the YMCA of Metropolitan Los Angeles; a former Trustee and Vice Chairman of the Board of Loyola Marymount University; a past Chairman and current board member of the Los Angeles Area Chamber of Commerce; and a board member of University of Southern California School of Public Policy, Planning and Development.

Alan I. Rothenberg. Mr. Rothenberg has served as a member of our board of directors since April 2006. Since 2002, he has served as Chairman of the Board of Directors of 1st Century Bank, National Association, a Los Angeles based commercial bank. Mr. Rothenberg is Chairman of Premier Partnerships, a sports and entertaining marketing and consulting firm and serves as President of the Los Angeles Board of Airport Commissioners. From 1990 until his retirement in 2000, Mr. Rothenberg was a Partner at Latham & Watkins, LLP, one of the world’s largest law firms. From 1968 to 1990, Mr. Rothenberg was a founder and Managing Partner of Manatt, Phelps, Rothenberg and Phillips, a Los Angeles law firm specializing in business and commercial litigation including practices in the sports, entertainment and financial fields. From 1990 through 1998, he served as President of the United States Soccer Federation. Mr. Rothenberg served as Chairman and Chief Executive Officer of the 1994 World Cup and the 1999 FIFA Women’s World Cup. Mr. Rothenberg serves on the boards of directors of Major League Soccer, United States Soccer Federation, Constitutional Rights Foundation, Los Angeles Convention and Visitors Bureau and LA Sports Council. Mr. Rothenberg also serves on the board of directors of Zenith National Insurance Corp.

Currently, all directors hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. If a director nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominee as we may designate. There are no family relationships among our directors and officers. During the fiscal year ended December 31, 2006, our Board of Directors held five meetings. Each director attended or participated in 95% or more of the aggregate of (i) the total number of meetings of the Board of Directors and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served during 2006.

Each member of our Board of Directors is encouraged to attend the Company’s Annual Meeting of Stockholders. All of the current members of our Board of Directors who served in that capacity at the time of our 2006 Annual Meeting of Stockholders attended such annual meeting.

Vote Required and Board of Directors’ Recommendation

If a quorum is present and voting, the eight nominees for the positions of directors receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the outcome of the vote.

Our Board of Directors unanimously recommends a vote “FOR ALL NOMINEES” named above.

Independence of the Board of Directors

We have established standards of independence for our Board of Directors that comply with the standards of independence set forth in the Marketplace Rules of The Nasdaq Stock Market. Under these standards of independence, an independent director is one who is not an officer or employee of the Company or its subsidiaries or any other individual who has a relationship which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who otherwise:

•	is not, and has not within the past three years been, employed by the Company or any of its subsidiaries;

•

has not accepted, and whose immediate family member has not accepted, any payments from the Company or any of its subsidiaries in excess of $60,000 during any period of twelve consecutive months within the past three years, other than the following:

i.	compensation for service on the Board of Directors or any committee of the Board of Directors;

ii.	payment arising solely from investment in our securities;

iii.	compensation paid to a member of the director’s immediate family who is a non-executive employee of the Company or any of its subsidiaries;

iv.	benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

v.	loans permitted under Section 13(k) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

•	is not an immediate family member of an individual who is, or at any time during the past three years was, an executive officer of the Company or any of its subsidiaries;

•

is not, and whose immediate family member is not, a partner in, or a controlling stockholder or an executive officer of, any organization to which we made, or from which we received, payments for property or services in the current year or in any of the past three years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than payments arising solely from investment in our securities or payments under non-discretionary charitable contribution matching programs;

•

is not, and whose immediate family member is not, an executive officer of another entity where at any time during the last three years any of our executive officers served on the compensation committee of such entity; and

•

is not, and whose immediate family member is not, a current partner of our outside auditor, or was a partner or employee of our outside auditor who worked on our audit at any time during the past three years.

Additionally, members of the audit committee must not accept, directly or indirectly, any compensation from the Company other than directors’ fees and must not be affiliated persons of the Company (other than by virtue of their directorship).

Our Board of Directors has determined that all of our non-management directors do not have a material relationship with the Company and are therefore independent under both our standards of independence and the criteria for independence set forth in the listing standards of The Nasdaq Stock Market. The Board of Directors has determined that William C. Baker, Henry Gluck, Steven C. Good, Charles G. Phillips, Avedick B. Poladian and Alan I. Rothenberg satisfy the independence standards of the Company and The Nasdaq Stock Market.

Committees of the Board of Directors

Our Board of Directors has three standing committees: an audit committee, a compensation committee and a nominating and governance committee. In addition, the independent directors of the Company’s Board of Directors meet regularly in executive session outside the presence of management. The Board of Directors has appointed Charles G. Phillips to act as lead independent director.

Audit Committee

The audit committee is primarily concerned with the accuracy and effectiveness of the audits of our financial statements by our internal accounting staff and our independent registered public accountants. This committee’s function, among other things, is to review our quarterly and annual financial statements with our independent registered public accountants and management, review the scope and results of the examination of our financial statements by the independent registered public accountants, approve all professional services performed by the independent registered public accountants and related fees, determine whether to retain or replace our independent registered public accountants and periodically review our accounting policies and internal accounting and financial controls. The audit committee is also responsible for establishing and overseeing our internal reporting system relating to accounting, internal accounting controls and auditing matters. The audit committee is governed by a written charter which is publicly available on our website at www.cpk.com and in Appendix A. This committee met six times during the fiscal year ended December 31, 2006.

The members of the audit committee during the year ended December 31, 2006 were Henry Gluck, Steven C. Good and Avedick B. Poladian. Mr. Poladian served as chair of the audit committee. All of the current members of the audit committee are “independent” as required by the applicable listing standards of The Nasdaq Stock Market as well as the Company’s standards of director independence set forth above. The Board of Directors has determined that Messrs. Good and Poladian are each an “audit committee financial expert” within the meaning of Item 401(h)(2) of Regulation S-K. See pages three and four for a discussion of Messrs. Phillips’ and Poladian’s business experience.

Compensation Committee

The compensation committee’s function, among other things, is to review salary and bonus levels and stock option grants for executive officers and key employees. Our compensation committee consists of Messrs. Baker, Phillips and Rothenberg. Mr. Baker serves as chair of the compensation committee. All of the compensation committee members are “independent” as required by applicable listing standards of The Nasdaq Stock Market as well as the Company’s standards of director independence set forth above. No member of the compensation committee has served as one of our officers or employees at any time. This committee met once during the fiscal year ended December 31, 2006. The compensation committee is governed by a written charter adopted in February 2006 which is publicly available on our website at www.cpk.com.

Nominating and Governance Committee

The nominating and governance committee is primarily concerned with the qualification of candidates for election or appointment to the Board of Directors, as well as the effectiveness of our corporate governance policies. The nominating and governance committee’s function, among other things, is to seek, evaluate and recommend to the Board of Directors qualified candidates to be elected or appointed to the Board, as well as to review on an annual basis the functioning and effectiveness of the Board of Directors. Our nominating and governance committee consists of Messrs. Baker, Gluck, Good, Phillips, Poladian and Rothenberg, all of whom are “independent” as required by applicable listing standards of The Nasdaq Stock Market as well as the Company’s standards of director independence set forth above. Mr. Phillips serves as chair of the nominating and governance committee. This committee met three times during the fiscal year ended December 31, 2006. The nominating and governance committee is governed by a written charter which is publicly available on our website at www.cpk.com.

The Company’s Director Nominations Process

In April 2004, we adopted corporate governance guidelines (the “Guidelines”) outlining a framework for Board oversight of management activity and business results. The Guidelines are publicly available on our website at www.cpk.com. The Guidelines may be amended from time to time by our Board of Directors only upon a determination by the nominating and governance committee that such change is in our best interests and those of our stockholders and the subsequent approval of such change by the full Board of Directors.

Pursuant to the Guidelines, communications sent to us with respect to candidates for director proposed by our stockholders are forwarded to the chair of our nominating and governance committee. The nominating and governance committee then reviews and considers the stockholder proposal in connection with the annual meeting of stockholders so long as the proposal is received prior to the deadline for submission of all stockholder proposals.

The nominating and governance committee periodically reviews with our full Board of Directors the appropriate skills and characteristics required of Board members given the current Board composition. Our Board of Directors will be comprised of individuals who have distinguished records of leadership and success in their arena of activity and who will make substantial contributions to the Board’s operations. The Board’s assessment of director candidates includes, but is not limited to, consideration of relevant industry experience, general business experience, relevant financial experience, compliance with independence and other qualifications necessary to comply with applicable Nasdaq listing standards and any applicable tax and securities laws and the rules and regulations thereunder. Specific consideration shall also be given to: (i) roles and contributions valuable to the business community; (ii) personal qualities of leadership, character and judgment, as well as whether the candidate possesses and maintains throughout service on the Board of Directors a reputation in the community at large of integrity, trust, respect, competence and adherence to the highest ethical standards; (iii) relevant knowledge and diversity of background and experience in such things as business, finance and accounting, marketing, international business, government and the like; and (iv) whether the candidate is free of conflicts and has the time required for preparation, participation and attendance at all meetings.

A director’s qualifications in light of these criteria is considered at least each time the director is nominated or re-nominated for membership on our Board of Directors. The nominating and governance committee screens and recommends all director candidates to our Board of Directors. Each of the nominees named above was recommended by the nominating and governance committee.

Compensation Committee Interlocks and Insider Participation

Our compensation committee currently consists of Messrs. Baker, Phillips and Rothenberg. Mr. Baker serves as chair of the compensation committee. No member of the compensation committee has served as one of our officers or employees at any time.

See Certain Relationships and Related Transactions for a discussion of transactions with our executive officers and directors.

Stakeholder Communications

As set forth in the Guidelines, our co-CEOs are responsible for establishing effective communications with our stakeholders, including stockholders, customers, employees, communities, suppliers, creditors, governments and corporate partners. It is the policy of the Board of Directors that management speaks for the Company. This policy does not preclude independent directors from meeting with stakeholders, but management, where appropriate, should be present at such meetings. Stockholders who wish to communicate with a particular director, to the independent directors as a group, or to the Board of Directors as a whole may address their communications to the attention of our Secretary at our principal executive offices at 6053 West Century Boulevard, Eleventh Floor, Los Angeles, CA 90045.

The Secretary shall maintain a log of all such communications. The Secretary shall promptly forward those communications that he or she believes require immediate attention to the lead independent director selected by the independent directors from among themselves, or by a procedure of selection adopted by the independent directors. The Secretary shall also provide the lead director on a quarterly basis with a summary of all stakeholder communications and actions taken in connection therewith. The lead director shall notify our Board of Directors or the chairs of the relevant committees of those matters which he or she believes are appropriate for further discussion or action. Communications sent to the Board of Directors with respect to candidates for director proposed by our stockholders shall be forwarded and reviewed in the manner described under the heading entitled “The Company’s Director Nominations Process.”

PROPOSAL NUMBER TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee of our Board of Directors has selected Ernst & Young LLP as independent registered public accountants to audit our financial statements for the fiscal year ending December 30, 2007. Ernst & Young LLP has acted in such capacity since its appointment during the fiscal year ended December 28, 1997. A representative of Ernst & Young LLP will be present at the annual meeting of stockholders with the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

The following table summarizes the fees paid or payable to Ernst & Young LLP for services rendered for the fiscal years ended January 1, 2006 and December 31, 2006.

	Fiscal Year ended December 31, 2006	Fiscal Year ended January 1, 2006
Audit Fees(1)	$640,000	$577,000
Audit-Related Fees(2)	$0	$37,000
Tax Fees(3)	$237,000	$253,000
All Other Fees	$0	$0

(1)	Audit fees consists of fees billed for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are provided by Ernst & Young LLP in connection with regulatory filings or engagements. Included in fiscal 2006 are fees of $304,000 for professional services rendered in connection with Ernst & Young LLP’s audit of the Company’s management’s assessment of internal control over financial reporting as required by the Sarbanes-Oxley Act of 2002 and $24,000 for additional 2005 fees approved after the filing of last year’s proxy statement. Included in fiscal 2005 are fees of $250,000 for professional services rendered in connection with Ernst & Young LLP’s audit of the management’s assessment of internal controls over financial reporting as required by the Sarbanes-Oxley Act of 2002 and $77,000 for additional 2004 fees approved after the filing of the 2005 proxy statement.

(2)	Audit-related fees in fiscal 2005 consist of fees related to retirement plan audits and audit-related advisory services.

(3)	Tax Fees consist of fees billed for professional services rendered for tax advice. These services include assistance with tax incentives and tax audits with local, state and federal agencies. Included in fiscal 2005 fees are fees of $97,000 for additional 2004 fees approved after the filing of the 2005 proxy statement.

Policy on Appointment, Replacement and Compensation of Independent Registered Public Accountants

The audit committee of our Board of Directors has the sole authority to appoint or replace our independent registered public accountants (subject, if applicable, to stockholder ratification). The committee is directly responsible for the compensation and oversight of the work of the independent registered public accountants (including resolution of disagreements between management and the independent registered public accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accountants

Our audit committee, or a subcommittee of the committee, pre-approves the provision of all audit and non-audit services (including tax services) by the independent registered public accountants up to a specified dollar amount and also approves all audit and non-audit engagement fees and terms with the independent registered public accountants. During fiscal 2006 and 2005, all of the services related to the audit and other fees described above were pre-approved by our audit committee or sub-committee and none were provided pursuant to any waiver of the pre-approval requirement.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast on the proposal at the annual meeting of stockholders, at which a quorum representing a majority of all outstanding shares of our common stock is present, either in person or by proxy, is required for approval of this proposal. Votes for or against, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. However, abstentions and broker non-votes will have no effect on the outcome of this vote.

Our Board of Directors unanimously recommends a vote “FOR” the appointment of Ernst & Young LLP as California Pizza Kitchen, Inc.’s independent registered public accountants for the fiscal year ending December 30, 2007.

The following Audit Committee Report is provided in accordance with the rules and regulations of the Securities and Exchange Commission. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials” filed with the Securities and Exchange Commission, subject to Regulation 14A or 14C of the Securities and Exchange Commission or subject to the liabilities of Section 18 of the Exchange Act, as amended.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee is comprised solely of directors whom the Board has determined do not have a material relationship with the Company and is therefore independent under both our standards of independence and the criteria for independence set forth in the listing standards of The Nasdaq Stock Market. The composition of the audit committee, the attributes of its members and the responsibilities of the audit committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The audit committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accountants on the basis of the information it receives, holds periodic discussions with management and the independent registered public accountants and reviews the experience of the audit committee’s members in business, financial and accounting matters. The audit committee also provides oversight of management in the areas of corporate governance including the financial reporting system, the system of internal controls, the independent registered public accountants’ auditing process and audit results and legal and regulatory compliance in areas where control systems must be in place to reduce financial risk to the Company to acceptable levels.

The audit committee meets periodically with management to consider the adequacy of the Company’s internal controls and the reliability of the Company’s financial statements. The audit committee also meets privately with the independent registered public accountants, who have unrestricted access to the audit committee. The audit committee has sole responsibility for the appointment of the independent registered public accountants and is directly responsible for their compensation and oversight and periodically reviews their performance and independence from management. The audit committee acts pursuant to a written charter that was adopted by the Board of Directors, a copy of which is publicly available on the Company’s website at www.cpk.com and in Appendix A. The audit committee reviews and assesses the adequacy of its charter on an annual basis.

The audit committee oversees the Company’s financial reporting process on behalf of its Board of Directors. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements in the annual report with management. As part of its review, the audit committee also reviewed and discussed with the independent registered public accountants, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, and not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted accounting principles and the clarity of disclosures in the financial statements.

In addition, the audit committee has discussed with the independent auditors the independent registered public accountants’ independence from management and the Company including the matters in the written disclosures and the letter from the independent registered public accountants required by the Independence Standards Board Standard No.1 and considered the compatibility of non-audit services with the independent registered public accountants’ independence. The audit committee also discussed with the independent registered public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.”

The audit committee discussed with the independent registered public accountants the overall scope and plans for their audits and quarterly reviews. The audit committee meets telephonically at least on a quarterly basis and in person at least on an annual basis with the independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of its financial reporting. The audit committee held three such meetings during the year ended December 31, 2006.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission.

The Audit Committee

Avedick B. Poladian, Chairman

Henry Gluck

Steven C. Good

April 30, 2007

Employment Agreements

In April 2005, we entered into employment agreements with Larry S. Flax and Richard L. Rosenfield to serve as co-CEOs, effective January 1, 2005. The term of the employment agreements expires on December 31, 2009, subject to automatic one-year extensions. Under the employment agreements, Messrs. Flax and Rosenfield were each to receive a base salary of $500,000 per year, subject to discretionary annual increases from the Board of Directors. On February 15, 2006, the Board of Directors increased the annual salaries of Messrs. Flax and Rosenfeld to $540,000 per year, effective January 2, 2006, in accordance with their employment agreements. Annual bonuses for each co-CEO are based upon our attainment of specified financial targets and, upon such attainment, will fall within a range of 30% to 200% of the co-CEO’s base salary, with a target of 60% of base. Messrs. Flax and Rosenfield will each be entitled to a supplemental retirement benefit in an amount equal to $200,000 per year payable for his life; subject to certain reductions if he terminates employment prior to age 70.

The employment agreements provide that the option to purchase 300,000 shares at an exercise price of $23.61 granted to each of Messrs. Flax and Rosenfield on December 29, 2004 will be fully vested and exercisable as of April 11, 2005. On April 11, 2005, each of Messrs. Flax and Rosenfield were also granted additional options (the “Options”) to acquire 300,000 shares of Common Stock, pursuant to our 2004 Omnibus Incentive Compensation Plan. The per share exercise price of the Options is equal to $23.27 and the Options vest and become exercisable as to 20% of the grant on the third anniversary of the grant date and thereafter as to an additional 10% of the original grant on each quarterly anniversary until fully vested and exercisable at the end of the fifth anniversary of the grant date. In the event the executive’s employment terminates for any reason other than for “cause” or voluntary termination by the executive without “good reason,” vested Options will continue to be exercisable for at least three years following the employment termination date, but not longer than the expiration of the ten-year term after the date of grant.

On January 11, 2006, the co-CEOs were each granted 70,000 shares of restricted stock. The award shall vest as to 12,500 shares of restricted stock on the first anniversary of the grant date and thereafter an additional 3,125 shares of restricted stock subject to the award shall vest on each quarterly anniversary until and including the fourth anniversary of the grant date. The award shall vest as to 10,000 shares of restricted stock subject to the award on the earlier of (i) the fifth anniversary of the grant date and (ii) the last day of the first 30-day period following the Effective Date during which the average closing price of the Company Common Stock exceeds $35.00 per share. The award shall vest as to the remaining 10,000 shares of restricted stock subject to the award on the earlier of (i) the fifth anniversary of the grant date and (ii) the last day of the first 30-day period following the Effective Date during which the average closing price of the Company Common Stock exceeds $40.00 per share.

In the event we do not extend the term of employment, and, as a result, the term expires prior to the calendar year in which a co-CEO attains age 70, he (or his estate in the event he dies after his termination, as applicable) will be entitled to the following: (i) an amount equal to the sum of base salary and target bonus payable over one year; (ii) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; (iii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms; and (iv) continuation of health insurance benefits consistent with those provided by us to our senior executives. In the event (i) such extension of the term does not occur, and, as a result, the term expires after the commencement of the calendar year in which the executive attains age 70, or (ii) the employment of Messrs. Flax or Rosenfield is terminated by us other than for “disability” or “cause” or by the executive for “good reason” after the commencement of the calendar year in which the executive attains age 70, the executive (or his estate in the event he dies after his termination, as applicable) will be entitled to the benefits described above, except that he will not be entitled to the sum of base salary and target bonus.

In the event the employment of Messrs. Flax or Rosenfield is terminated by us other than for “disability” or “cause” or by the executive for “good reason” prior to the calendar year in which the executive attains age 70, or if such termination occurs within two years following a “change of control,” the executive (or his estate in the event he dies after his termination, as applicable) will be entitled to the same benefits as if we did not extend the term of the employment and, as a result, the term expires prior to the calendar year in which the executive attains age 70, provided that the executive will be entitled to an amount equal to two times the sum of base salary and target bonus.

In the event the employment of Messrs. Flax or Rosenfield is terminated by us as a result of the death or “disability” of Messrs. Flax or Rosenfield, the executive (or his estate in the event he dies after his termination, as applicable) will be entitled to (i) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; and (ii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms.

If any of the payments or benefits received or to be received by Messrs. Flax or Rosenfield will be subject to any excise tax imposed under Section 4999 of the Code resulting from application of Section 280G of the Code, we will pay to the executive an additional amount such that the net amount retained by the executive, after deduction of such excise tax, would be the same as the amount the executive would have retained had such excise tax not been incurred.

Pursuant to the terms of Messrs. Flax’s and Rosenfield’s employment agreements, we will use our reasonable best efforts to cause them to be nominated to the Board of Directors and continue to be named co-Chairmen of the Board during the term of the employment agreements.

In April 2005, we entered into an employment agreement with Susan M. Collyns to serve as Senior Vice President, Finance and Chief Financial Officer (“CFO”), effective January 3, 2005. The term of the employment agreement expires on December 28, 2007, subject to automatic one-year extensions. Under the employment agreement, Ms. Collyns will receive a base salary of $300,000 per year, subject to discretionary annual increases from the compensation committee. On February 15, 2006, the Board of Directors increased the annual salary of Ms. Collyns to $325,000 per year, effective January 2, 2006, in accordance with her employment agreement. Annual bonuses for Ms. Collyns is based upon our attainment of specified financial targets and, upon such attainment, will fall within a range of 30% to 200% of her base salary, with a target of 45% of base.

On April 21, 2005, Ms. Collyns was granted an option (the “Collyns Option”) to acquire 100,000 shares of Common Stock, pursuant to our 2004 Omnibus Incentive Compensation Plan. The per share exercise price of the Collyns Option is equal to $24.51, which is the fair value on the date of grant, and the Collyns Option vests and becomes exercisable as to 50% of the grant on the grant date and thereafter as to an additional 4.17% of the original grant on each quarterly anniversary until fully vested and exercisable at the end of the third anniversary of the grant date. In the event Ms. Collyns’ employment terminates for any reason other than for “cause” or voluntary termination by her without “good reason,” the vested portion of the Collyns Option will continue to be exercisable for at least three years following the employment termination date, but not longer than the expiration of the ten-year term after the date of grant. Ms. Collyns is entitled to additional option grants each year during the term of the employment agreement beginning in 2006 in a minimum amount of (i) options to purchase 30,000 shares of common stock, or (ii) with the consent of Ms. Collyns, 10,000 shares of restricted stock. On February 15, 2006, Ms. Collyns was granted an option to purchase 35,000 shares of common stock, vesting in semi-annual installments over a period of four years.

In the event we do not extend the term of employment, Ms. Collyns (or her estate in the event she dies after her termination, as applicable) will be entitled to the following: (i) an amount equal to the sum of base salary and target bonus; (ii) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; (iii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms; and (iv) continuation for one year following termination of employment of health insurance benefits consistent with those provided by us to our senior executives; provided, however, that any amount payable to Ms. Collyns will be reduced by any compensation she earns as a result of consultancy with or employment by another entity or individual during the one year payout period. There will be no reduction in any amounts payable by us to Ms. Collyns for compensation earned by Ms. Collyns in connection with service as a member of our Board of Directors or as a Board member of any other entity.

In the event the employment of Ms. Collyns is terminated by us other than for “disability” or “cause” or by her for “good reason”, or if such termination occurs within two years following a “change of control,” Ms. Collyns (or her estate in the event she dies after her termination, as applicable) will be entitled to the same benefits as if we did not extend the term of the employment provided that Ms. Collyns will be entitled to an amount equal to two times the sum of base salary and target bonus rather than one times such amount.

In the event the employment of Ms. Collyns is terminated by us as a result of the death or “disability” of Ms. Collyns, she (or her estate in the event she dies after her termination, as applicable) will be entitled to (i) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; and (ii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms.

If any of the payments or benefits received or to be received by Ms. Collyns will be subject to any excise tax imposed under Section 4999 of the Code resulting from application of Section 280G of the Code, we will pay to Ms. Collyns an additional amount such that the net amount retained by Ms. Collyns, after deduction of such excise tax, would be the same as the amount she would have retained had such excise tax not been incurred.

In November 2006, we entered into an employment agreement with Rudy Sugueti to serve as Senior Vice President, ASAP Operations effective November 6, 2006. The term of the employment agreement is for three years, subject to automatic one-year extensions. Under the employment agreement, Mr. Sugueti will receive a base salary of $200,000 per year, subject to discretionary annual increases from the Company. Annual bonuses for Mr. Sugueti are based upon our attainment of specified Company performance objectives. For each fiscal year during the employment period, Mr. Sugueti will be eligible to earn a target annual bonus of 45% of his base salary, depending on performance. Different annual bonus amounts may be payable for performance results within a range between a threshold that is less than the specified performance target(s) and for performance results in excess of the performance target(s).

On November 14, 2006, Mr. Sugueti was granted an option (the “Sugueti Option”) to acquire 30,000 shares of Common Stock, pursuant to our 2004 Omnibus Incentive Compensation Plan. The per share exercise price of the Sugueti Option is equal to $30.49, which is the fair value on the date of grant, and the Sugueti Option vests and becomes exercisable as to 8.33% of the grant on a quarterly basis until fully vested and exercisable at the end of the third anniversary of the grant date. In the event Mr. Sugueti’s employment terminates for any reason other than for “cause” or “retirement”, the vested portion of the Sugueti Option will continue to be exercisable for two months after the employment termination date. Mr. Sugueti is entitled to additional option grants each year during the term of the employment agreement beginning in November 2007 in a minimum amount of 10,000 options to purchase 10,000 shares of common stock. The total options granted shall not exceed 50,000 shares during the contract term, inclusive of the initial Sugueti Option.

In the event we do not extend the term of employment, Mr. Sugueti (or his estate in the event he dies after his termination, as applicable) will be entitled to the following: (i) an amount equal to one times the annual base salary; (ii) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; (iii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms; and (iv) continuation of health insurance benefits consistent with those provided by us to our senior executives until the end of the employment period; provided, however, that the percentage of the cost of such coverage paid by the Company shall not be less than the percentage of such costs that was paid by the Company immediately prior to the expiration date of the employment agreement.

In the event the employment of Mr. Sugueti is terminated by us other than for “disability” or “cause” or by his for “good reason”, or if such termination occurs within two years following a “change of control,” Mr. Sugueti (or his estate in the event he dies after his termination, as applicable) will be entitled to the same benefits as if we did not extend the term of the employment.

In the event the employment of Mr. Sugueti is terminated by us as a result of the death or “disability” of Mr. Sugueti, he (or his estate in the event he dies after his termination, as applicable) will be entitled to (i) full vesting and immediate exercisability of any unvested options and immediate lapse of any restrictions on restricted stock; and (ii) extension of the post-termination exercise period with respect to any stock option until the earlier of (x) the last day of the three-year period following the termination of employment or (y) expiration date of such option according to its terms.

In the event the employment of Mr. Sugueti is terminated by us for “cause” or resignation without “good reason”, the employment period of the agreement will end and the agreement will expire. The Company will have no further obligation to Mr. Sugueti except to the extent that Mr. Sugueti is otherwise entitled to any accrued but unpaid salary, bonus or benefits and insurance coverage in accordance with applicable law.

Certain Relationships and Related Transactions

Neal Rosenfield, a real estate broker for The Restaurant and Retail Leasing Company and the brother of Richard L. Rosenfield, our co-CEO, co-President, co-Chairman of the Board and Director, received commissions paid by a third party landlord related to our lease of certain restaurant locations in the amounts of $268,000 in 2006.

Peter Gillette, the stepson of Larry S. Flax, our co-CEO, co-President, co-Chairman of the Board and Director, acts as the Company’s Vice President of Franchise and International Development. In fiscal 2006, Mr. Gillette received a salary of approximately $120,000 and a bonus of approximately $24,000.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and 10% stockholders to file reports regarding initial ownership and changes in ownership with the Securities and Exchange Commission and any exchange upon which our securities are listed. Executive officers, directors and 10% stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Our information regarding compliance with Section 16(a) is based solely on a review of the copies of such reports furnished to us by our executive officers, directors and 10% stockholders. We believe that during the fiscal year ending December 31, 2006, all of our executive officers, directors and 10% stockholders complied with all applicable Section 16(a) filing requirements.

Code of Ethics

The Company has adopted a Code of Ethics and Business Conduct (“Code of Ethics”), which is applicable to all of its employees, officers and directors. The Code of Ethics is available free of charge on the Company’s website at www.cpk.com . The Company intends to post amendments to or waivers under the Code of Ethics at this location on its website.

EXECUTIVE COMPENSATION

Named Executive Officers

This section discusses compensation to our Named Executive Officers, which consists of our co-CEOs, CFO and the three next most highly paid executive officers of the Company as determined under the rules of the Securities and Exchange Commission (“SEC”).

The following Named Executive Officers of the Company held the following positions as of April 27, 2007:

Name	Position Held With the Company	Age
Larry S. Flax	Co-Chief Executive Officer, Co-President, Co-Chairman of the Board and Director	64

Richard L. Rosenfield	Co-Chief Executive Officer, Co-President, Co-Chairman of the Board and Director	61

Susan M. Collyns	Chief Financial Officer; Senior Vice President, Finance; and Secretary	40

Thomas Beck	Senior Vice President, Construction	60

Sarah Goldsmith Grover	Senior Vice President, Marketing and Public Relations	42

Rudy Sugueti	Senior Vice President, ASAP Operations	41

Messrs. Flax and Rosenfield are being considered for re-election to the position of director of the Company. See “Director Nominees” for a discussion of their business experience.

Susan M. Collyns served as Controller from September 2001 to March 2004 and was promoted to CFO in March 2004. Ms. Collyns is a certified public accountant and has over 22 years of financial experience in both the domestic U.S. and overseas markets. From 1996 to September 2001, Ms. Collyns served as Vice President of Finance and Operations for Sony/BMG’s Windham Hill Group. Previously, she served as an auditor with PricewaterhouseCoopers and has acted in various finance roles with GlaxoSmithKline and Lion Nathan.

Thomas Beck has served as Senior Vice President, Construction since September 2003. From 1997 to August 2003, Mr. Beck worked at Shawmut Design and Construction, where he last served as National Construction Manager for Shawmut’s Restaurant/Retail Division.

Sarah Goldsmith Grover has served as Vice President, Marketing and Public Relations since 1992 and was promoted to Senior Vice President, Marketing and Public Relations, in November 2000. Ms. Goldsmith Grover joined the Company in 1990 as Director of Public Relations. In 1996, Advertising Age Magazine named Ms. Goldsmith Grover one of the “Marketing 100,” a distinction given to the top 100 marketers in the United States. Ms. Grover is the President of the California Pizza Kitchen Foundation and serves on the board of the Marketing Executives Group, a division of the National Restaurant Association.

Rudy Sugueti has served as the Senior Vice President of ASAP Operations since November 2006. Prior to that position, he served as Vice President of Quality Assurance. Throughout his career at California Pizza Kitchen, he has held many positions including Regional Vice President of West Coast Operations, Kitchen Manager, General Manager and Regional Director of Operations.

Compensation Discussion and Analysis

Compensation Committee Composition and Charter

The Compensation Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its responsibilities for determining the compensation offered to the Company’s executive officers. The Committee’s purpose is to:

1.	oversee the administration of the Company’s compensation programs;

2.	review and set the compensation of certain officers;

3.	administer the Company’s incentive and equity compensation plans (“Plans”);

4.	review CEO performance;

5.	review and approve key executive promotions; and

6.	prepare any report on and assist with disclosure relating to executive compensation as required by the rules and regulations of the SEC.

The Committee has the resources and authority appropriate to discharge its duties and responsibilities, including the authority to select, retain, terminate and approve the fees and other retention terms of special counsel and other experts or consultants as it deems appropriate, without seeking approval of the Board of Directors or management including sole authority to retain and terminate any compensation consultants retained to assist in the evaluation of director, CEO or senior executive compensation. The Committee’s complete charter is available at the Company’s web site at http://www.cpk.com.

Three non-employee members of the Board, William C. Baker, Charles G. Phillips and Alan I. Rothenberg, serve on the Committee. Each member of the Committee meets the independence requirements specified by the NASDAQ and by Section 162(m) of the Code, as determined annually by the Board. The Chair of the Committee reports the Committee’s actions and recommendations to the full Board following each Committee meeting. The Committee held one formal meeting during fiscal year 2006 which included an executive session during which only the independent directors and their advisors were present.

Compensation Consultant

In accordance with the authority granted under its charter, the Committee has engaged Mercer Human Resource Consulting (“Mercer”) as an independent outside compensation consultant to advise the Committee from time to time on matters relating to executive compensation. Mercer has advised the Committee on executive compensation benchmarking and compensation program design. Mercer has been involved in assisting the Company in determining the Company’s peer group and performed compensation analysis focused on benchmarking comparisons and compensation mix and ratios.

Role of Executive Officers in Compensation Decisions

The Committee makes all decisions regarding the compensation of our co-CEOs, including non-equity and equity-based incentive compensation programs. The Committee and the co-CEOs review the performance of the other executive officers annually. The Committee reviews the performance of the co-CEOs and the conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Board of Directors, which can exercise its discretion in modifying any recommended adjustments or awards.

Compensation Philosophy and Objectives

The goals of the Compensation Committee with respect to compensation policies are to:

1.	attract and retain exceptional executive officers and reward appropriately those executive officers who contribute to the Company’s success;

2.	align executive officer compensation with the Company’s performance; and

3.	motivate executive officers to achieve the Company’s business objectives.

The Company uses salary, non-equity incentive plan compensation and restricted stock and stock option grants to attain these goals. The Committee reviews compensation surveys and other data to enable the Committee to compare the Company’s compensation levels with those of restaurant and retail companies with which it competes for talent and stockholder investment. The Committee’s guiding principle is to ensure the Company’s compensation and benefits policies attract, motivate and retain executives of the caliber necessary to support the Company’s growth and success, both operationally and strategically. This principle guides the design and administration of compensation and benefit programs for the Company’s officers, other executives and general workforce. The Committee, in collaboration with executive management and Mercer, re-affirmed in 2006 the following key strategies in support of the Company’s guiding principles:

1.	Use total cash compensation (salary plus non-equity incentive plan compensation) to recognize appropriately each individual officer’s scope of responsibility, role in the organization, experience and contributions. The Committee and management refer to external benchmarks as part of its due diligence in determining salary and target award amounts, including peer group companies noted elsewhere in this report.

2.	Use long-term equity-based incentives (in the form of non-qualified stock options, restricted stock and through a tax-qualified employee stock purchase plan) to align employee and stockholder interests, as well as to attract, retain and motivate employees and enable them to share in the long-term growth and success of the Company.

3.	Provide benefit programs competitive within the Company’s defined talent market that provide participant flexibility and are cost-effective to the Company.

Determining Executive Compensation

The Company has structured its annual and long-term incentive-based cash and non-cash executive compensation programs to motivate executives to achieve the business goals of the Company and reward them for achieving these goals. The Committee evaluates relevant market data when making compensation decisions regarding the executive officers. The Committee compares each element of total compensation against a peer group of restaurant and retail companies with which the Company competes for talent and stockholder investment. The peer group companies benchmarked included:

The Cheesecake Factory	Sonic Corporation
Movie Gallery	Panera Bread Company
Rare Hospitality International	Worldwide Restaurant Concepts
Krispy Kreme Doughnuts	Red Robin Gourmet Burgers
Hot Topic	Hibbett Sporting Goods
P.F. Chang’s China Bistro	Buca
Urban Outiftters	Frisch’s Restaurants

The Compensation Committee used the aforementioned peer group as the baseline to review total compensation levels for each of the Company’s executive officers. Following a diligent compensation review, and effective January 1, 2005, the Compensation Committee negotiated a five- and three-year contract between the Company and the co-CEOs, Richard Rosenfield and Larry Flax, and CFO, Susan Collyns, respectively. Additionally, in November 2006 the co-CEOs recommended to the Compensation Committee a three-year contract for Senior Vice President of ASAP Operations, Rudy Sugueti, in line with the Company’s plan to develop its fast casual concept, “CPK/ASAP.” The Compensation Committee also reviewed all other key executive positions and, as recommended by Mercer, outlined that the goal was to compensate executives in line with the market median. Variations to this objective may occur as dictated by the experience level of the individual and market factors.

In addition to base compensation and bonus, a significant percentage of total compensation is allocated to incentives as a result of the philosophy mentioned above. The Committee gathers and reviews relevant information from industry sources, SEC filings and other publicly available sources to determine the appropriate level and mix of incentive compensation. Income from such incentive compensation is realized as a result of the performance of the Company and/or the individual, depending on the type of award, compared to established goals.

Compensation Components and Process

Base Salary

The annual salary for executive officers (including the Named Executive Officers shown in the Summary Compensation Table on page 22) is determined relative to job scope and responsibilities, past and current contributions, compensation for similar positions at the peer group companies and individual factors (such as unique skills, demand in the labor market and longer-term development and succession plans). The Committee emphasizes pay-for-performance in all components of compensation, making salary adjustments based on individual employee performance relative to compensation levels among employees in similar positions in their defined talent market and relationships among internal peers. In determining the salaries of the executive officers, the Committee considered information provided by the Company’s co-CEOs (with respect to the performance of other executive officers), the results of the review of the co-CEOs’ performance by the Chair of the Committee, salary surveys and similar data prepared by Mercer. The Chairman and co-CEOs are responsible for evaluating the performance of all other executive officers and recommends salary adjustments which are reviewed and approved by the Committee.

The Committee reviews executive officer salaries annually after the end of each fiscal year. At its February 15, 2006 meeting, the Committee reviewed recommendations for salary adjustments for the co-CEOs, the CFO and other executive officers. In addition to considering the performance of individual executive officers and information concerning competitive salaries, significant weight is placed on the financial performance of the Company when considering salary adjustments. The Committee approved salary increases for the Company’s Named Executive Officers and other officers for the calendar year 2006. The increases varied by officer, and resulted in an overall increase to payroll of 5.2%.

Non-equity Incentive Compensation

The Company maintains an annual Executive Bonus Plan (the “Bonus Plan”) designed to reward achievement at specified levels of financial and individual performance. The Committee approved the fiscal year 2006 Bonus Plan at its February 15, 2006 meeting. Payouts under the 2006 Bonus Plan were based on the Company’s achievement of a target level of EBITDA after pre-opening costs. Each officer position had an assigned target bonus level, expressed as a percentage of fiscal year end annual salary. For fiscal year 2006, the target bonuses were 60% for each of the co-CEOs (Larry Flax and Richard Rosenfield), 45% for Susan Collyns and 40% for each of Thomas Beck, Sarah Goldsmith Grover and Rudy Sugueti.

The Committee believed that these target bonus levels were competitive with target bonuses for similar positions reported in the independent, third-party published surveys. The Committee’s independent compensation consultant also reviewed the bonus target levels and reported to the Committee that the targets were competitive. The maximum amount that may be paid under to any executive officer under the Bonus Plan for any calendar year may not exceed $1.2 million. A payout of 95% of target was made in 2006 in line with the bonus payout schedule which met 99% of EBITDA after preopening charges.

Long-term Equity Compensation

The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. In consultation with Mercer and the executive officers, the Committee determined that stock option grants under the Company’s 2004 Omnibus Incentive Compensation Plan remain the most effective instrument to achieve this goal. The value of an initial option grant to an executive officer has generally been determined with reference to peer group companies, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. The Company typically awards stock option grants to corporate office employees, including the executive officers, in February of each year, with an effective grant date and exercise price per share equal to the closing price of the Company’s common stock on the grant date.

In February 2007 the Committee did not award stock option grants for 2006 performance, with the exception of a contractual commitment to the CFO and a newly-hired Vice President, since compensation expense recognized under Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123R”), and stock option grant trends are being evaluated. The Committee may grant options for fiscal 2006 at some reduced rate in line with industry trends at a later point in fiscal 2007.

Stock options are exercisable in line with vesting criteria except for “black-out” periods under the Company’s insider trading policy. Stock options are granted with an exercise price per share equal to the closing price of the Company’s common stock on the grant date. Stock options typically vest over a period of four years, semi-annually, with a term of 10 years.

At its February 15, 2006 meeting, the Committee reviewed the analyses and recommendations of the co-CEOs for stock option grants to the other executive officers. In reviewing the recommended grants, the Committee considered each officer’s performance and contribution during the fiscal year, analyses reflecting the value delivered and proportion of options granted to each executive officer, the executive officers in aggregate as a percentage of total options granted during the fiscal year. The Committee also considers the fair value using a Black Scholes pricing model of each executive officer’s options against a targeted percentage of each executive officer’s base salary. The Summary Compensation Table includes the stock option grants under the Company’s 2006 Omnibus Incentive Compensation Plan to the executive officers approved by the Committee in fiscal 2006.

Employee Stock Purchase Plan

The Company has an Employee Stock Purchase Plan (“ESPP”) in which eligible employees, including the executive officers, may choose to participate. Participants may set aside up to $21,250 in salary at a price equal to 85% of the lower of the fair market value of the common stock on the first day of the offering period and the fair market value of the common stock on the last day of the purchase period. The Committee believes that this is an effective vehicle for enabling executives and employees to increase their ownership position in the Company, thereby promoting a closer link between the interests of employees and the Company’s stockholders.

Deferred Compensation Plan

The Company does not offer a 401(k) plan to executives because their participation could reduce the opportunity for other associates to contribute based on ERISA standards for qualified plans. Instead, the Company maintains the California Pizza Kitchen Executive Deferred Compensation Plan, a nonqualified plan, pursuant to which eligible employees can elect to defer up to 100% of their base salary and up to 100% of any cash bonuses. The Company makes a discretionary matching contribution on behalf of each participant at the same rate as the 401(k) plan (30 cents on the dollar up to six percent of compensation to the maximum 401(k)

dollar limit amount). A participant is always 100% vested in his or her deferral and matching contributions vest over three years. The participant may select from among a number of investment alternatives for his or her deferrals, which are the same investment alternatives for 401(k) participants. After annual discrimination testing is performed by the Company’s third party benefits administrator, an eligible portion of the deferred amounts may “wrap” into the 401(k) plan. In 2006, this amount was $23,894 for the Named Executive Officers. Generally, the portion of a participant’s account that was not eligible for the 401(k) wrap will be paid out based on his or her election upon termination of employment or, if earlier, upon a termination of the plan under qualifying circumstances. A participant may request an earlier distribution in the event of an unforeseeable financial emergency.

Benefits and Perquisites

The Committee oversees the design, implementation and administration of all Company-wide benefit programs. The Company provides a supplemental executive retirement plan, long-term disability insurance and reimbursement of health club membership dues to the co-CEOs. It also provides long-term disability insurance and reimbursement of health club membership dues to the CFO. The amounts relating to these perquisites for fiscal 2006 are disclosed in the footnotes to the Summary Compensation Table in this proxy statement.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

The Company has entered into employment agreements with its co-CEOs, its CFO and Senior Vice President of ASAP Operations. No contract has expired and the agreements automatically renew for subsequent one-year terms unless either the Company or the employee provides written notice that the agreement shall not automatically renew. The foregoing agreements prohibit these officers from competing with the Company during the term of the agreements and for 12 months after termination.

Each of the employment agreements also provides for severance payments upon termination or after a change of control of the Company. More information concerning these severance payments appears herein under the caption “Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Implications

The Company has considered the provisions of the Internal Revenue Code of 1986, as amended, and the related regulations of the Internal Revenue Service which restrict deductibility of executive compensation paid to each of the five most highly compensated executive officers at the end of any fiscal year to the extent such compensation exceeds $1,000,000 for any of such officers in any year and does not qualify for an exception under the statute or regulations. With the exception of an 83b election taken by the co-CEOs in 2006 related to the issuance of 70,000 shares of restricted stock to each co-CEO, the Company believes that income from its management incentive plans should qualify for an exemption from these restrictions. The Company does not believe that other components of the Company’s compensation will be likely to exceed $1,000,000 for any executive officer in the foreseeable future and therefore concluded that no further action with respect to qualifying such compensation for deductibility was necessary at this time. In the future, the Committee will continue to evaluate the advisability of qualifying its executive compensation for deductibility of such compensation. The Company’s policy is to qualify its executive compensation for deductibility under applicable tax laws as practicable. The Company has also taken into consideration Internal Revenue Code Section 409A in the design and implementation of the Company’s compensation programs. If an executive is entitled to nonqualified deferred compensation benefits that are subject to Section 409A, and such program’s benefits fail to comply with Section 409A at any time during the plan year, then all amounts deferred under the plan for that year and all preceding taxable years by the participant to whom the failure relates are included in the participant’s gross income in the taxable year in which the failure occurred to the extent those amounts are vested and were not previously included in income. In such case, the executive is subject to regular federal income tax, interest at an enhanced rate on any resulting tax underpayments and an additional federal income tax of 20% of the benefit amounts.

Summary Compensation Table

The following table sets forth summary information concerning the compensation awarded to, paid to or earned by each of our Named Executive Officers for all services rendered in all capacities to us in 2006.

Name and Principal Position	Year	Salary(1)	Bonus	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation (6)	Total
Larry S. Flax Co-Chief Executive Officer, Co-Chairman of the Board and Co-President	2006	$539,231	$—	$392,090	$313,302	$226,800	$—	$39,490	$1,510,913

Richard L. Rosenfield Co-Chief Executive Officer, Co-Chairman of the Board and Co-President	2006	$539,231	$—	$392,090	$313,302	$226,800	$—	$39,490	$1,510,913

Susan M. Collyns Chief Financial Officer; Senior Vice President, Finance; Secretary	2006	$315,769	$—	$—	$299,242	$102,375	$—	$35,820	$753,206

Thomas Beck Senior Vice President, Construction	2006	$225,000	$—	$—	$140,850	$63,000	$—	$14,962	$443,812

Sarah Goldsmith Grover Senior Vice President, Marketing and Public Relations	2006	$197,454	$—	$—	$158,713	$55,328	$—	$14,907	$426,402

Rudy Sugueti Senior Vice President, ASAP Operations	2006	$176,502	$—	$—	$166,096	$46,592	$—	$14,860	$404,050

(1)	Reflects base salary before pre-tax contributions and includes compensation deferred under our Nonqualified Deferred Compensation Plan. See the discussion of contributions to these plans in the Compensation Discussion and Analysis section on page 20. The following amounts have been deferred into the Nonqualified Deferred Compensation Plan:

Named Executive Officer	Amount
Larry S. Flax	$14,615
Richard L. Rosenfield	$14,615
Susan M. Collyns	$13,950
Thomas Beck	$18,190
Sarah Goldsmith Grover	$13,988
Rudy Sugueti	$8,000

(2)	This amount represents the dollar amount recognized for financial reporting purposes with respect to the 2006 fiscal year for the fair value of restricted stock awards granted to Messrs. Flax and Rosenfield in January 2006 in accordance with SFAS 123R. The fair value of the restricted stock was $32.34 per share. Refer to the section entitled “Employment Agreements” on page 11 for vesting terms of this restricted stock.

(3)

This amount represents the dollar amount recognized for financial reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to our Named Executive Officers, in 2006 as well as prior years, in accordance with SFAS 123R. Assumptions used in the calculation of this amount for 2006 grants are included in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 14, 2007. For information on the valuation assumptions with respect to grants made prior to 2006, refer to Note 9 of the Company’s audited financial statements for the respective year. See the “Grants of Plan-Based Awards” table for more information on options granted in 2006. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(4)	The amounts shown in this column represent cash bonus payments under our Executive Bonus Plan. Mr. Sugueti deferred $2,500 into the Nonqualified Deferred Compensation Plan. See Compensation Discussion and Analysis for further discussion of this plan and payments.

(5)	We do not pay any preferential or above market earnings on our Nonqualified Deferred Compensation Plan.

(6)	“All Other Compensation” includes the amounts shown in the table below. Expenses related to personal use of the Company aircraft by Messrs. Flax and Rosenfield are reimbursed under terms of Time Sharing Agreements approved by the compensation committee and filed with the SEC and as such, there are no net incremental costs to the Company. The Company has determined that non-business passengers traveling on business flights did not result in incremental costs. There was no personal use of the aircraft by other officers. In life insurance premiums and other insurance benefits, Ms. Collyns received $8,750 in payments during maternity leave in addition to $1,170 in life insurance benefits. Other officers only benefited from life insurance premiums.

Named Executive Officer	Year	Auto Allowance	Membership Dues	Employer Match of Non-Qualified Deferred Compensation	Life Insurance Premiums and Other Insurance Benefits	Total All Other Compensation
Larry S. Flax	2006	$24,000	$9,610	$4,200	$1,680	$39,490
Richard L. Rosenfield	2006	$24,000	$9,610	$4,200	$1,680	$39,490
Susan M. Collyns	2006	$12,000	$10,000	$3,900	$9,920	$35,820
Thomas Beck	2006	$9,952	$—	$4,200	$810	$14,962
Sarah Goldsmith Grover	2006	$10,000	$—	$4,196	$711	$14,907
Rudy Sugueti	2006	$10,231	$—	$4,030	$599	$14,860

Grants of Plan-Based Awards

The following table sets forth summary information regarding all grants of plan-based awards made to our Named Executive Officers for the year ended December 31, 2006.

Name	Grant Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards-Target (2)	All Other Stock Awards: Number of Shares of Stock or Units(3)	All Other Option Awards: Number of Securities Underlying Options		Exercise or Base Price of Option awards ($/Share)(6)		Grant Date Fair Value of Stock and Option Awards
Larry S. Flax	1/11/2006		70,000	—			$—		$2,263,800	(7)
		$226,800
Richard L. Rosenfield	1/11/2006		70,000	—			$—		$2,263,800	(7)
		$226,800
Susan M. Collyns	2/15/2006		—	35,000	(4)		$30.34		$369,250	(8)
		$102,375
Thomas Beck	2/15/2006		—	20,000	(4)		$30.34		$211,000	(8)
		$63,000
Sarah Goldsmith Grover	2/15/2006		—	20,000	(4)		$30.34		$211,000	(8)
		$55,328
Rudy Sugueti	2/15/2006 11/14/2006		— —	20,000 30,000	(4) (5)	$ $	30.34 30.49	$ $	211,000 318,900	(8) (8)
		$46,592

(1)	Reflects the date on which the grant was approved by the Board of Directors or Compensation Committee.

(2)	This column shows the amount paid in March 2007 for 2006 performance under our Executive Bonus Plan. See Compensation Discussion and Analysis for further discussion of this plan and payments.

(3)	Reflects shares of restricted stock granted in January 2006 to Messrs. Flax and Rosenfield pursuant to their employment agreements. See page 11 for a description of the vesting terms of these shares.

(4)	Represents stock options granted in 2006. These options vest in semi-annual installments over four years beginning on the date of grant and expire on February 15, 2016.

(5)	Represents stock options granted in 2006. These options vest in quarterly installments over three years from the beginning on the date of grant and expire on November 14, 2016.

(6)	Stock options are granted with an exercise price equal to the closing price of the Company’s stock on the grant date.

(7)	Reflects the full grant date fair value of restricted stock granted in 2006. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the vesting schedule of the restricted stock. The fair value of the restricted stock was $32.34 per share. The fair value shown for stock awards are accounted for in accordance with SFAS 123R. These amounts reflect the Company’s accounting expense over the vesting schedule for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

(8)	Reflects the full grant date fair value of options granted in 2006. Generally, the full grant date fair value is the amount that the Company would expense in its financial statements over the vesting schedule of the shares underlying the options. The fair value of options granted was estimated at the date of grant using a Black-Scholes option pricing model. The fair value shown for option awards are accounted for in accordance with SFAS 123R. Assumptions used in the calculation of this amount are included in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 14, 2007. These amounts reflect the Company’s accounting expense over the vesting schedule for these awards, and do not correspond to the actual value that will be recognized by the Named Executive Officers.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth summary information regarding the outstanding equity awards granted to each of our Named Executive Officers at December 31, 2006.

	Options Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Larry S. Flax	62,500 300,000 —	37,500 — 300,000	$18.94 23.61 23.27	3/3/2014 12/29/2014 4/11/2015
					70,000	$2,331,700

Richard L. Rosenfield	62,500 300,000 —	37,500 — 300,000	$18.94 23.61 23.27	3/3/2014 12/29/2014 4/11/2015
					70,000	$2,331,700

Susan M. Collyns	3,750 4,375 20,000 75,000 4,375	— 625 15,000 25,000 30,625	$19.96 22.40 18.98 24.51 30.34	1/18/2012 1/21/2013 3/25/2014 4/21/2015 2/15/2016

Thomas Beck	26,250 7,500 2,500	8,750 12,500 17,500	$18.16 23.99 30.34	11/10/2013 2/23/2015 2/15/2016

Sarah Goldsmith Grover	25,000 12,500 17,500 5,000 7,500 2,500	— — 2,500 7,500 12,500 17,500	$22.00 19.96 22.40 18.98 23.99 30.34	1/8/2011 1/18/2012 1/21/2013 3/25/2014 2/23/2015 2/15/2016

Rudy Sugueti	1,874 8,500 3,000 5,625 5,625 1,875 2,500 —	— — 1,000 5,625 9,375 3,125 17,500 30,000	$19.96 22.60 22.40 18.98 23.99 24.51 30.34 30.49	1/18/2012 5/10/2012 1/21/2013 3/25/2014 2/23/2015 4/21/2015 2/15/2016 11/14/2016

(1)	The following table provides information with respect to our Named Executive Officers’ unvested stock options as of the year ended December 31, 2006.

	Stock Options
Vesting Date	Larry S. Flax	Richard L. Rosenfield	Susan M. Collyns	Thomas Beck	Sarah Goldsmith Grover	Rudy Sugueti
1/21/2007			4,791		2,500	1,000
2/14/2007						2,499
2/15/2007			4,375	2,500	2,500	2,500
2/23/2007				2,500	2,500	1,875
3/3/2007	12,500	12,500

	Stock Options
Vesting Date	Larry S. Flax	Richard L. Rosenfield	Susan M. Collyns	Thomas Beck	Sarah Goldsmith Grover	Rudy Sugueti
3/25/2007			5,000		2,500	1,875
4/21/2007			4,167			625
5/10/2007				4,375
5/14/2007						2,500
7/21/2007			4,167
8/14/2007						2,500
8/15/2007			4,375	2,500	2,500	2,500
8/23/2007				2,500	2,500	1,875
9/3/2007	12,500	12,500
9/25/2007			5,000		2,500	1,875
10/21/2007			4,166			625
11/10/2007				4,375
11/14/2007						2,500
1/21/2008			4,167
2/14/2008						2,500
2/15/2008			4,375	2,500	2,500	2,500
2/23/2008				2,500	2,500	1,875
3/3/2008	12,500	12,500
3/25/2008			5,000		2,500	1,875
4/11/2008	60,000	60,000
4/21/2008			4,167			625
5/14/2008						2,500
7/11/2008	30,000	30,000
8/14/2008						2,500
8/15/2008			4,375	2,500	2,500	2,500
8/23/2008				2,500	2,500	1,875
10/11/2008	30,000	30,000
10/21/2008						625
11/14/2008						2,500
1/11/2009	30,000	30,000
2/14/2009						2,500
2/15/2009			4,375	2,500	2,500	2,500
2/23/2009				2,500	2,500	1,875
4/11/2009	30,000	30,000
4/21/2009						625
5/14/2009						2,500
7/11/2009	30,000	30,000
8/14/2009						2,500
8/15/2009			4,375	2,500	2,500	2,500
10/11/2009	30,000	30,000
11/14/2009						2,500
1/11/2010	30,000	30,000
2/15/2010			4,375	2,500	2,500	2,501
4/11/2010	30,000	30,000

Total	337,500	337,500	71,250	38,750	40,000	66,625

(2)

Pursuant to Larry S. Flax’s and Richard L. Rosenfield’s April 2005 employment agreements, the 70,000 shares of restricted stock issued to each of the them on January 11, 2006 vests as follows: 12,500 shares of restricted stock will vest on the first anniversary of the grant date and thereafter an additional 3,125 shares of restricted stock subject to the award shall vest on each quarterly anniversary until and including the fourth anniversary of the grant date. The award shall vest as to 10,000 shares of restricted stock subject to the award on the earlier of (i) the fifth anniversary of the grant date and (ii) the last day of the first 30-day period following the Effective Date during which the average closing price of the Company Common Stock exceeds $35.00 per share. The award shall vest as to the remaining 10,000 shares of restricted stock subject to the award on the earlier of (i) the fifth anniversary of the grant date and (ii) the last day of the first 30-day period following the Effective Date during which the average closing price of the Company Common Stock exceeds $40.00 per share.

Option Exercises and Vested Stock

Our Named Executive Officers did not exercise options and did not have restricted stock that vested during the year ended December 31, 2006.

Nonqualified Deferred Compensation

The following table sets forth summary information regarding contributions to and account balances under our Executive Deferred Compensation Plan for and as of the year ended December 31, 2006. The plan allows participants to defer up to 100% of base salary and 100% of cash bonuses. Participants can transfer all or a portion of the annual deferrals made under the plan to the Company’s 401(k) plan, up to a maximum amount possible under the 401(k) plan for the plan year during which the participant deferred compensation and/or bonus was earned. An executive must make an irrevocable election prior to each plan year, thus changing or stopping an elected an annual deferral amount while remaining a participant is prohibited.

Name	Executive Contributions in 2006(1)	Company Contributions in 2006	Aggregate Earnings in 2006	Aggregate Withdrawals/ Distributions	Aggregate Balance at December 31, 2006
Larry S. Flax	$14,615	$4,200	$17,265	$—	$159,419
Richard L. Rosenfield	$14,615	$4,200	$17,196	$—	$158,693
Susan M. Collyns	$13,950	$3,900	$10,815	$—	$85,430
Thomas Beck	$18,190	$4,200	$3,283	$—	$42,116
Sarah Goldsmith Grover	$13,988	$4,196	$24,508	$—	$163,408
Rudy Sugueti	$10,500	$4,030	$15,089	$—	$131,052

(1)	The following amounts were transferred to the Company’s 401(k) plan for the 2006 fiscal year:

Larry S. Flax	$5,982
Richard L. Rosenfield	$5,982
Susan M. Collyns	$1,982
Thomas Beck	$5,982
Sarah Goldsmith Grover	$1,982
Rudy Sugueti	$1,982

Potential Payments Upon Termination or Change of Control

Larry S. Flax, Richard L. Rosenfield, Susan M. Collyns and Rudy Sugueti have entered into employment agreements with the Company that provide severance benefits upon termination of their employment in certain circumstances. Severance benefits are available to the executives when the Company chooses not to extend the term of their employment agreement, upon termination of their employment for any reason other than for death, disability or cause or by the executive for good reason or upon termination of their employment for death or disability. Certain additional benefits may also be available in the event the executive is terminated for any reason other than death, disability or cause or by the executive for good reason within two years after the occurrence of a change of control event.

Depending on circumstances of termination, the executives may be entitled to the following: (i) a multiple of their base salary and, in some cases, their target bonus; (ii) full vesting and immediate exercisability of options and immediate lapse of any restrictions on restricted stock; (iii) extension of the post-termination exercisability of any stock option until the earlier of three years following termination or the expiration date of such option according to its terms; and (iv) continuation of health insurance benefits consistent with those provided by us to the Company’s senior executives; provided, however, that the percentage of the cost of such coverage paid by the Company shall not be less than the percentage of such costs that was paid by the Company immediately prior to the expiration date of the employment agreement. The specific severance benefits available to the executives are described in the table below. The value of the severance benefits is based on the assumption that termination took place on the last business day of the Company’s 2006 fiscal year. The receipt of any severance benefits is subject to the executive’s execution and delivery, and non-revocation within any applicable revocation period, of a mutual general release of claims in a form satisfactory to the Company and executive.

In the event the employment of the executive is terminated for cause or if they resign without good reason, their employment agreement will expire, and the Company will have no further obligation to them, except to the extent they are otherwise entitled to any accrued but unpaid salary, bonus, benefits or insurance coverage in accordance with applicable law.

Neither Thomas Beck nor Sarah Goldsmith Grover is a party to an employment agreement with the Company. Accordingly, the Company will have no obligation to them upon termination, except to the extent they are otherwise entitled to any accrued but unpaid salary, bonus, benefits or insurance coverage in accordance with applicable law.

Name	Termination Event	Salary and Bonus(5)	Options(6)	Restricted Stock(7)	Health Insurance(8)	Total
Larry S. Flax(9)	Term not extended.(1)	$864,000	$7,359,000	$2,331,700	$9,117	$10,563,817
	Termination.(2)	$1,728,000	$7,359,000	$2,331,700	$760	$11,419,460
	Change of control.(3)	$1,728,000	$7,359,000	$2,331,700	$18,233	$11,436,933
	Death or disability.(4)		$7,359,000	$2,331,700	$—	$9,690,700
Richard L. Rosenfield(9)	Term not extended.(1)	$864,000	$7,359,000	$2,331,700	$9,117	$10,563,817
	Termination.(2)	$1,728,000	$7,359,000	$2,331,700	$760	$11,419,460
	Change of control.(3)	$1,728,000	$7,359,000	$2,331,700	$18,233	$11,436,933
	Death or disability.(4)		$7,359,000	$2,331,700	$—	$9,690,700
Susan M. Collyns(10)	Term not extended.(1)	$471,250	$1,590,113	$—	$9,238	$2,070,601
	Termination.(2)	$942,500	$1,590,113	$—	$770	$2,533,383
	Change of control.(3)	$942,500	$1,590,113	$—	$18,476	$2,551,089
	Death or disability.(4)		$1,590,113	$—	$—	$1,590,113

Name	Termination Event	Salary(12)	Options(6)	Restricted Stock(7)	Health Insurance(13)	Total
Rudy Sugueti	Term not extended.(1)	$200,000	$648,705	$—	$—	$848,705
	Termination.(11)	$200,000	$648,705	$—	$—	$848,705
	Death or disability.(4)		$648,705	$—	$—	$648,705

(1)	Occurs in the event the Company gives written notice that it will not extend the term of the employment agreement of the executive.

(2)	Includes any termination of employment other than for disability, death or cause or by the executive for good reason.

(3)

Includes any termination of employment other than for disability, death or cause or by the executive for good reason that occurs within two years of a change of control event. If any of the payments or benefits received by the executive pursuant to a termination that occurs within two years of a change of control are subject to any excise tax imposed under Section 4999 of the Internal Revenue Code (the “Code”) resulting from application of Section 280G of the Code, the Company will also pay to the executive an additional amount such that the net amount retained by the Executive, after deduction of such excise tax, would be the same as the amount the Executive would have retained had such excise tax not been incurred.

(4)	In the event of termination resulting from death or disability, the executive is entitled to full vesting and immediate exercisability of options and immediate lapse of any restrictions on restricted stock upon termination and extension of the post-termination exercisability of any stock option until the earlier of three years following the event or the expiration date of such option according to its terms.

(5)	In the event of termination or termination within two years of a change of control, this amount is payable over two years following the date of termination in accordance with the regular payroll practices of the Company. In the event the Company gives written notice that it will not extend the term of the employment agreement of the executive, the amount is payable over one year following the date of termination in accordance with the regular payroll practices of the Company.

(6)	Assumes each executive exercised all exercisable, in-the-money options at $33.31 (the fiscal year-end closing price of the Company’s stock on NASDAQ).

(7)	Assumes a stock price of $33.31 (the fiscal year-end closing price of the Company’s stock on NASDAQ).

(8)	Healthcare benefits are quantifiable based on the assumptions used for financial reporting purposes under generally accepted accounting principles. Executives are entitled to continuation of health insurance benefits consistent with those provided by the Company to its senior executives for one year in the event the Company does not extend the term of the employment agreement, until the end of the employment period in the event an executive is terminated prior to expiration of the employment agreement and for two years in the event the executive is terminated within two years of a change of control event.

(9)	In the event that the Company gives written notice to Larry S. Flax or Richard L. Rosenfield (each a “co-CEO”) that it does not wish to extend the employment period, and as a result, the employment period expires after the commencement of the calendar year in which the co-CEO attains age 70 or the co-CEO’s employment is terminated by the Company other than for disability or cause or by the co-CEO for good reason after the commencement of the calendar year in which the Co-CEO attains age 70, the co-CEO shall be entitled to continuation of health insurance benefits consistent with those provided by the Company to its senior executives for a period of two years following such termination.

(10)	The amount of any payment or benefit provided in the event the Company does not extend the term of Susan M. Collyns’ employment agreement will be reduced by any compensation earned by her as a result of consultancy with or employment by another entity or individual during the one-year payout period. However, compensation earned from service as a board member of the Company or any other entity will not reduce such payments or benefits.

(11)	Includes any termination of employment by the Company other than for disability, death or cause or by the executive for good reason, or for termination of employment within two years of a change of control event.

(12)	This amount is payable over one year following the date of termination in accordance with the regular payroll practices of the Company.

(13)	Rudy Sugueti is entitled to continuation of health insurance benefits consistent with those provided by the Company to its similar level employees until the end of the employment period in the event the Company does not extend the term of the employment agreement, in the event he is terminated prior to the expiration of the employment agreement and in the event he is terminated within two years of a change of control event.

Pension Benefits

The Company does not have a pension plan.

Director Compensation

The following table shows compensation of the non-employee members of our board for 2006. Any board member who is also an employee of the company does not receive separate compensation for service on the board.

Director(1)	Fees Earned or Paid in Cash(2)	Stock Awards	Option Awards(3)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
William C. Baker	$45,000	$—	$56,024	$—	$—	$—	$101,024
Henry Gluck	$56,500	$—	$43,496	$—	$—	$—	$99,996
Steven C. Good	$54,500	$—	$91,757	$—	$—	$—	$146,257
Charles G. Phillips	$44,000	$—	$56,024	$—	$—	$—	$100,024
Avedick B. Poladian	$61,500	$—	$98,758	$—	$—	$—	$160,258
Alan I. Rothenberg	$28,000	$—	$67,003	$—	$—	$—	$95,003

(1)	Directors who are the Company’s employees receive no additional compensation for serving on the Board of Directors. Larry S. Flax’s and Richard L. Rosenfield’s compensation is reflected in the Summary Compensation Table.

(2)	Each director receives an annual retainer of $30,000. In addition, Mr. Poladian receives an additional annual retainer of $5,000 for serving as chair of the audit committee. Directors are paid $1,500 for each board meeting they attend, $2,000 for each audit or compensation committee meeting they attend and $1,000 for each nominating and governance committee meeting they attend. Directors are also reimbursed for reasonable expenses incurred in connection with serving as a director.

(3)	This amount represents the dollar amount recognized for financial reporting purposes with respect to the 2006 fiscal year for the fair value of stock options granted to our directors, in 2006 as well as prior years, in accordance with SFAS 123R. Assumptions used in the calculation of this amount for 2006 grants are included in Note 9 to the Company’s audited financial statements for the fiscal year ended December 31, 2006 included in our Annual Report on Form 10-K filed with the SEC on March 14, 2007. For information on the valuation assumptions with respect to grants made prior to 2006, refer to Note 9 of the Company’s audited financial statements for the respective year. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value that will be recognized by the directors.

Equity Compensation Plan Information

Information about California Pizza Kitchen’s equity compensation plans at December 31, 2006 was as follows:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders(1)	3,824,895	$23.33	945,748
Equity compensation plans not approved by security holders	—	—	—

Total	3,824,895	$23.33	945,748

(1)	Consists of two California Pizza Kitchen stock plans: 1998 Stock –Based Incentive Compensation Plan and 2004 Omnibus Incentive Compensation Plan.

COMPENSATION COMMITTEE REPORT1

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the board of directors that the Compensation Discussion and Analysis be included in the California Pizza Kitchen, Inc. 2007 annual meeting proxy statement.

The Compensation Committee

William C. Baker, Chairman

Charles G. Phillips

Alan I. Rothenberg

April 30, 2007

[1]

The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whether made on, before, or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of April 27, 2007, with respect to the beneficial ownership of the Company’s common stock by:

•	all persons known by us to be the beneficial owners of more than 5% of our outstanding common stock;

•	each of our directors and director-nominees;

•	each of the executive officers named in the Summary Compensation Table; and

•	all of our executive officers and directors as a group.

The percentage of class is calculated on the basis of 19,383,845 shares of common stock outstanding, except that shares of common stock underlying options exercisable within 60 days of April 27, 2007 are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holders of such options. In the preparation of this table, the Company has relied upon information supplied by its officers, directors and certain stockholders and upon information contained in filings with the Securities and Exchange Commission. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated, the address for each beneficial owner is c/o California Pizza Kitchen, 6053 West Century Boulevard, 11th Floor, Los Angeles, CA 90045.

	Shares Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage of Class(1)
Larry S. Flax(2)	1,018,427	5.2%
Richard L. Rosenfield(3)	1,032,494	5.2%
William C. Baker(4)	43,330	0.2%
Henry Gluck(5)	38,330	0.2%
Steven C. Good(6)	17,942	0.1%
Charles G. Phillips(7)	66,235	0.3%
Avedick B. Poladian(8)	18,330	0.1%
Alan I. Rothenberg(9)	7,500	0.0%
Thomas Beck(10)	45,625	0.2%
Susan M. Collyns(11)	128,501	0.7%
Sarah Goldsmith Grover(12)	81,353	0.4%
Rudy Sugueti(13)	41,873	0.2%
Barclays Global Investors, NA(14) 45 Fremont Street San Francisco, CA 94105	985,814	5.1%
Baron Capital Group, Inc.(15) 767 Fifth Avenue New York, NY 10153	1,759,700	9.1%
FMR Corp.(16) 82 Devonshire Street Boston, MA 02109	1,978,176	10.2%
Tiger Consumer Management, LLC(17) 101 Park Avenue, 48th Floor New York, NY 10178	1,000,286	5.2%
Wellington Management Company, LLP(18) 75 State Street Boston, MA 02109	1,790,723	9.2%
Wells Fargo & Company(19) 420 Montgomery Street San Francisco, CA 94104	1,096,591	5.7%
All directors and executive officers as a group (12 persons)(20)	2,539,940	12.3%

(1)	Percentage of ownership is calculated as required by the Securities and Exchange Commission Rule 13d-3(d)(1). Except as indicated in the footnotes to this table, the persons named in this table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws. The table above includes the number of shares underlying options which are exercisable within 60 days of April 27, 2007.

(2)	Mr. Flax, our co-CEO, co-President, co-Chairman of the Board and one of our directors, individually owns 2,968 shares of our common stock and has options to purchase 700,000 shares. Options to purchase 375,000 of such shares will be exercisable within 60 days of April 27, 2007. The total number of shares owned includes 525,120 shares over which Mr. Flax exercises voting control as the trustee of the Larry S. Flax Revocable Trust. The total number of shares owned also includes 40,782 shares over which Mr. Flax exercises voting control as the trustee of the Rosenfield Children’s Trust and 74,557 shares over which Mr. Flax’s wife exercises voting control as the trustee of the Joan Gillette Flax Family Trust. Mr. Flax disclaims any beneficial ownership over the shares held by the Rosenfield Children’s Trust and the Joan Gillette Flax Family Trust.

(3)	Mr. Rosenfield, our co-CEO, co-President, co-Chairman of the Board and one of our directors, individually owns 657,494 shares of our common stock and has options to purchase an additional 700,000 shares. Options to purchase 375,000 of such shares will be exercisable within 60 days of April, 27, 2007.

(4)	Mr. Baker, one of our directors, owns 5,000 shares of our common stock and has options to purchase an additional 55,000 shares. Options to purchase 38,330 of such shares will be exercisable within 60 days of April 27, 2007.

(5)	Mr. Gluck, one of our directors, owns 10,000 shares of our common stock and has options to purchase 45,000 shares, 28,330 of which will be exercisable within 60 days of April 27, 2007.

(6)	Mr. Good, one of our directors, owns 1,000 shares of our common stock and has options to purchase an additional 30,833 shares, 16,942 of which will be exercisable within 60 days of April 27, 2007.

(7)	Mr. Phillips, one of our directors, owns 27,905 shares of our common stock and has options to purchase an additional 55,000 shares. Options to purchase 38,330 of such shares will be exercisable within 60 days of April 27, 2007.

(8)	Mr. Poladian, one of our directors, owns no shares of our common stock and has options to purchase 35,000 shares, 18,330 of which will be exercisable within 60 days of April 27, 2007.

(9)	Mr. Rothenberg, one of our directors, owns no shares of our common stock and has options to purchase 25,000 shares, 7,500 of which will be exercisable within 60 days of April 27, 2007.

(10)	Mr. Beck, our Senior Vice President, Construction, individually owns no shares of our common stock and has options to purchase 75,000 shares. Options to purchase 45,625 of such shares will be exercisable within 60 days of April 27, 2007.

(11)	Ms. Collyns, our Chief Financial Officer and Senior Vice President, Finance, individually owns 2,668 shares and has options to purchase an additional 208,750 shares. Options to purchase 125,833 of such shares will be exercisable within 60 days of April 27, 2007.

(12)	Ms. Goldsmith Grover, our Senior Vice President of Marketing and Public Relations, individually owns 1,353 shares of our common stock and has options to purchase an additional 110,000 shares. Options to purchase 80,000 of such shares will be exercisable within 60 days of April 27, 2007.

(13)	Mr. Sugueti, our Senior Vice President, ASAP Operations, individually owns no shares of our common stock and has options to purchase an additional 95,624 shares. Options to purchase 41,873 of such shares will be exercisable within 60 days of April 27, 2007.

(14)

The amounts shown and the following information were provided by Barclays Global Investors, NA and certain of its affiliates pursuant to a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2007, indicating beneficial ownership as of December 31, 2006. The shares include: (i) Barclays Global Investors, NA. reported sole voting power with respect to 384,444 shares of our common stock and sole dispositive power with respect to 425,428 shares of our common stock; (ii) Barclays Global Fund Advisors reported sole voting power with respect to 548,201 shares of our common stock and sole dispositive power with respect to 548,201 shares of our common stock; and (iii) Barclays Global Investors, Ltd. reported sole voting power with respect to 12,185 shares of our common stock and sole dispositive power with respect to 12,185 shares of our common stock. We have no reason to believe that the information in the Schedule 13G was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(15)	The amounts shown and the following information were provided by Baron Capital Group, Inc. (“BCG”) and certain of its affiliates pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007, indicating beneficial ownership as of December 31, 2006. The shares include: (i) BCG reported shared voting power with respect to 1,574,700 shares of our common stock and shared dispositive power with respect to 1,759,700 shares of our common stock; (ii) BAMCO, Inc. reported shared voting power with respect to 1,477,000 shares of our common stock and shared dispositive power with respect to 1,657,000 shares of our common stock; (iii) Baron Capital Management, Inc. reported shared voting power with respect to 97,700 shares of our common stock and shared dispositive power with respect to 102,700 shares of our common stock, of which Baron Growth Fund, an advisory client of BAMCO, reported shared voting power with respect to 950,000 shares of our common stock and shared dispositive power with respect to 950,000 of our common stock; and (iv) Ronald Baron reported shared voting power with respect to 1,574,700 shares of our common stock and shared dispositive power with respect to 1,759,700 shares of our common stock. We have no reason to believe that the information in the Schedule 13G/A was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(16)	The amounts shown and the following information were provided by FMR Corp. pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 12, 2007, indicating beneficial ownership as of January 31, 2007. FMR Corp. reported sole voting power with respect to 235,079 shares of our common stock and sole dispositive power with respect to 1,978,176 of our common stock. We have no reason to believe that the information in the Schedule 13G/A was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(17)	The amounts shown and the following information were provided by Tiger Consumer Management, LLC (“Tiger Consumer Management”) and certain affiliates, pursuant to a Schedule 13G filed with the Securities and Exchange Commission on April 19, 2007, indicating beneficial ownership as of April 3, 2007. The shares include: (i) Patrick F. McCormack reported shared voting power with respect to 1,000,286 shares of our common stock and shared dispositive power with respect to 1,000,286 shares of our common stock, (ii) Tiger Consumer Management reported shared voting power with respect to 1,000,286 shares of our common stock and shared dispositive power with respect to 1,000,286 shares of our common stock. We have no reason to believe that the information in the Schedule 13G was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(18)	The amounts shown and the following information were provided by Wellington Management Company, LLP (“Wellington Management”), pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2007, indicating beneficial ownership as of December 31, 2006. Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 1,790,723 shares of our common stock which are held of record by clients of Wellington Management. Wellington Management reported shared voting power with respect to 1,545,432 shares of our common stock and shared dispositive power with respect to 1,790,723 shares of our common stock. We have no reason to believe that the information in the Schedule 13G/A was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(19)	The amounts shown and the following information were provided by Wells Fargo & Company (“Wells Fargo”), pursuant to a Schedule 13G/A filed with the Securities and Exchange Commission on February 7, 2007, indicating beneficial ownership as of December 31, 2006. Wells Fargo, in its capacity as investment advisor, may be deemed to beneficially own 1,096,591 shares of our common stock. Wells Fargo reported sole voting power with respect to 784,417 shares of our common stock and sole dispositive power with respect to 1,096,591 shares of our common stock. We have no reason to believe that the information in the Schedule 13G/A was not complete or accurate or that a statement or an amendment should have been filed thereto and was not.

(20)	These 12 persons include all directors and each of the executive officers detailed in the “Summary Compensation Table” above. See notes 2-13 above.

STOCKHOLDER PROPOSALS FOR 2008 ANNUAL MEETING

Proposals of stockholders intended to be presented at the 2008 annual meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, must be received by the Company no later than February 20, 2008 in order to be considered for inclusion in the Company’s proxy materials for that meeting. Proposals should be submitted in writing to the Secretary at our principal executive offices at 6053 West Century Boulevard, Eleventh Floor, Los Angeles, CA 90045. In addition, stockholders who would like to propose director candidates for consideration or would like to present other matters which stockholders wish to present for action at an annual meeting of stockholders (other than matters included in the Company’s proxy materials in accordance with Rule 14a-8 under the Exchange Act) should provide notice to our Secretary at our principal executive offices. Communications sent to us with respect to candidates for director proposed by our stockholders shall be forwarded to the chair of our nominating and governance committee. The nominating and governance committee shall then review and consider the stockholder proposal in connection with our 2008 annual meeting of stockholders so long as the proposal is prior to the deadline for submission of all stockholder proposals. If the stockholder does not also comply with the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such stockholder proposal.

Appendix A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF

CALIFORNIA PIZZA KITCHEN, INC.

PURPOSE

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of California Pizza Kitchen, Inc. (the “Company”) is to assist the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing, and financial reporting practices of the Company. The Committee shall serve as a channel of communication between the independent auditors and the Board. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to stockholders, and on the Company’s processes to manage business and financial risk, and for compliance with significant legal, ethical, and regulatory requirements. The Committee is directly responsible for the appointment, compensation, and oversight of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company.

Notwithstanding the purpose of the Committee, it is understood that the Committee’s duties do not include planning or conducting audits or determining that the Company’s financial statements are accurate, complete and in accordance with generally accepted accounting principles. Further, the term “review” as used in this Charter is not intended to have the meaning as defined in auditing literature and, accordingly, should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements. The foregoing are the responsibility of management and the independent auditors. The Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee shall be at the Committee’s sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by the law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

MISSION

The Committee is the primary overseer of the Company’s accounting policies, financial reporting and internal financial controls. It appoints, compensates and oversees the work of the Company’s external auditors. The key to successful performance of its functions is strict independence from Company management combined with a thorough understanding of the Company’s business and material financial reporting issues.

MEMBERSHIP AND PROCEDURES

Membership and Appointment

The Committee members shall consist of not fewer than three members of the Board and shall be appointed from time to time by the Board based on recommendations from the Nominating and Governance Committee, if any. If at any time there is a vacancy on the Committee and the remaining members meet all membership requirements, the Committee may consist of two members until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the vacancy.

Chairperson

A chairperson of the Committee (the “Chairperson”) may be designated by the Board upon recommendations by the Nominating and Governance Committee of the Board, if any. In the absence of such designation, the members of the Committee may designate the Chairperson by majority vote of the full Committee membership.

Removal of Members

The entire Committee or any individual Committee member may be removed from the Committee with or without cause by the affirmative vote of a majority of the Board. Any Committee member may resign from the Committee effective upon giving oral or written notice to the Chairman of the Board, the Corporate Secretary, or the entire Board (unless the notice specifies a later time for the effectiveness of such resignation). The Board may appoint a qualified successor to take office when such resignation becomes effective.

Independence and Qualifications

The Committee members shall meet the following criteria:

1.	Each member shall meet the applicable independence requirements as may be established from time to time by the National Association of Securities Dealers, Inc. (“NASD Rules”), as amended, and by the federal securities laws or rules thereunder;

2.	Each member shall meet the applicable financial literacy and experience requirements of the NASD Rules and the federal securities laws or rules thereunder, including but not limited to being generally knowledgeable in financial and auditing matters and able to read and understand fundamental financial statements;

3.	The Board shall appoint at least one member to the Committee who has “financial sophistication” as defined in the NASD Rules; and

4.	The Board shall appoint at least one member to the Committee who qualifies as an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K under the Securities Act of 1933.

5.	If a member of the Committee ceases to be independent for reasons outside the member’s reasonable control, the member may remain on the Committee until the earlier of the Company’s next annual stockholders meeting or one year from the occurrence of the event that caused the member to cease to be independent.

Meetings

1.	Frequency. The Chairperson shall determine the frequency of meetings, but the Committee shall meet at least four times annually and at such others times as it deems necessary and appropriate. The Committee will meet separately from the Board.

2.	Time of Meetings. Meetings shall occur at the following times, among others: prior to each of the Company’s earnings releases, prior to commencement of the annual audit and prior to completion of the annual audit. Meetings may be held in conjunction with regularly scheduled meetings of the Board or otherwise. Notice of meetings shall be given in accordance with the provisions of the Company’s Bylaws.

3.	Executive Session. After meeting with the Company’s management, at each meeting other than those held to review earnings releases, there shall be an executive session held without management present.

4.	Written Agendas. Each Committee meeting shall have a written agenda. The Chairperson shall determine the agenda.

Minutes

The Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

Delegation

The Committee may, by resolution passed by a majority of the Committee, designate one or more subcommittees, each subcommittee to consist of two or more members of the Committee. Any such subcommittee to the extent provided in the resolutions of the Committee, and to the extent permitted by applicable law or NASD Rule, shall have the power and authority of the Committee to grant preapprovals of auditing and non-audit services by the independent auditor or other CPA firms. Any decision of a subcommittee to whom authority is delegated to preapprove an activity shall be presented to the Committee at its next scheduled meeting.

Direct Access to Advisors and Internal Information

The Committee shall keep the Board apprised of its activities and shall advise the Board in detail of its material findings on a periodic basis. The Committee will annually prepare a written report to the Board summarizing its activities, conclusions and recommendations for the past year and its agenda for the coming year. These reports shall include, but not be limited to, the information required by Item 306 of Regulation S-K, Item 7(d)(3) of Schedule 14A and Section 407 of the Sarbanes-Oxley Act of 2002.

Annual Performance Evaluation

The Committee shall perform an annual performance evaluation of the Committee and, to the extent the Committee so determines, make recommendations to the Board for changes or modifications to the Committee’s Charter.

Reports to the Board

At all times, the Committee shall have direct access to the Company’s financial and legal advisors, including the Company’s outside counsel and independent auditors. In fulfilling its functions, the Committee shall have the right to hire, at the Company’s expense, counsel, public accountants, and other advisors as it determines necessary to carry out its duties, although such retention would normally occur only when special circumstances arise. All Committee members shall have unlimited access to management and employees. The Committee shall likewise have direct and unrestricted access to all relevant internal Company information.

DUTIES AND RESPONSIBILITIES

The following shall be the common recurring duties and responsibilities of the Committee in carrying out its oversight functions. These duties and responsibilities are set forth below as a guide to the Committee with the understanding that the Committee may alter or supplement them as appropriate under the circumstances to the extent permitted by applicable law, regulation or listing standard.

1.	The Committee shall have the sole authority to appoint or replace the Company’s independent auditors (subject, if applicable, to stockholder ratification). The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditors shall report directly to the Committee.

2.	The Committee, or a subcommittee of the Committee, shall pre-approve the provision of all auditing and non-audit services by the independent auditors to the Company and its subsidiaries and shall also approve all audit and non-audit engagement fees and terms with the independent auditors. The Committee shall pre-approve the engagement of non-audit services to be performed by other certified public accounting firms that are not the Company’s independent auditors.

3.	In connection with the Committee’s approval of non-audit services, the Committee shall consider whether the independent auditors’ performance of any non-audit services is compatible with the independent auditors’ independence.

4.	At least annually, the Committee shall obtain and review a report by the independent auditors describing:

(a)	the independent auditors’ internal quality-control procedures;

(b)	any material issues raised by the most recent internal quality control review or peer review of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and the steps taken to deal with those issues; and

(c)	all relationships between the independent auditors’ and the Company, in order to assess the auditors’ independence.

5.	The Committee shall determine that the independent audit firm has a process in place to address the rotation of the lead audit partner and other audit partners serving the account as required under the SEC independence rules.

6.	The Committee shall review the report by the independent auditors, which is required by Section 10A of the Securities Exchange Act of 1934, concerning:

(a)	all critical accounting policies and practices to be used;

(b)	alternative treatments of financial information within GAAP that have been discussed with management officials, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(c)	any other material written communications between the independent auditors and the Company’s management.

7.	The Committee shall review and discuss the annual audited financial statements and quarterly financial statements with management, the internal auditors (if applicable) and the independent auditors, including the Company’s disclosures under the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s reports filed with the SEC. The Committee shall review any significant disputes that have arisen between management and the independent auditors in connection with the preparation of those financial statements.

8.	The Committee shall review disclosures made to the Committee by the Company’s chief executive officer and chief financial officer during their certification process for Forms 10 K and Forms 10 Q about any significant deficiencies in the design or operation of internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

9.	In connection with its review of the Company’s financial statements, the Committee shall review and discuss with management, the internal auditors (if applicable) and the independent auditors the matters relating to the conduct of the audit required to be discussed by Statement on Accounting Standards Nos. 61 and 90 (Communications with Audit Committees), as they may be modified or supplemented, including the auditors’ judgment about the quality, not just acceptability, of the Company’s accounting principles as applied in its financial reporting.

10.	The Committee, as a whole or through the Chairperson, shall review the impact on the financial statements of significant events, transactions or changes in accounting principles or estimates that potentially affect the quality of the financial reporting with management, the internal auditors (if applicable) and the independent auditors prior to filing of the Company’s Reports on Forms 10 K or 10-Q, or as soon as practicable if the communications cannot be made prior to its filing.

11.	Based on its review and discussions with management, the internal auditors (if applicable) and the independent auditors, the Committee shall recommend to the Board whether the Company’s financial statements should be included in the Company’s Annual Report on Form 10 K (or the annual report to stockholders if distributed prior to the filing of the Form 10 K).

12.	The Committee shall prepare or cause the preparation of the report required by SEC rules to be included in the Company’s annual stockholders’ meeting proxy statement.

13.	The Committee shall generally discuss earnings press releases as well as financial information and earnings guidance provided to financial analysts and rating agencies.

14.	The Committee shall formulate and recommend to the Board a code of ethics and business conduct for directors, officers and employees of the Company (a “Code of Conduct”). The Committee shall obtain reports from management concerning compliance with the Code of Conduct and the Company’s other compliance policies and guidelines, and advise the Board with respect to such compliance. The Committee shall from time to time recommend to the Board any revisions to the Code of Conduct and other compliance policies and guidelines that the Committee deems appropriate or to ensure compliance with applicable securities laws or regulations and securities listing requirements.

15.	The Committee shall establish procedures for:

(a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)	the confidential, anonymous submission by the Company’s employees of concerns regarding accounting or auditing matters.

16.	The Committee shall communicate to the Board any issues with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditors or the performance of the independent audit function.

17.	The Committee shall establish the Company’s hiring policies for employees or former employees of the Company’s independent auditors.

18.	Periodically, the Committee shall meet with the independent auditors, to discuss the following subject areas among others:

(a)	What are the Company’s primary internal control risks and areas of financial reporting weaknesses, and how can they be improved;

(b)	Whether the independent auditors have noticed any year end or unusually large transactions that require further investigation;

(c)	The aggressive or conservative nature of the Company’s financial reporting policies;

(d)	Whether the independent auditors have had any disagreement with management regarding financial reporting; and

(e)	Whether the independent auditors have had the full cooperation of management in connection with the audit.

19.	The Committee shall ascertain from management the Company’s primary business and financial exposure risks and shall discuss the steps management has taken to monitor and control such exposures. The Committee shall also discuss the Company’s policies with respect to risk assessment and risk management, including the risk of fraud.

20.	The Committee shall review and approve all related party transactions.

21.	The Committee will discuss/review with management, company counsel, and the independent auditors the substance of any significant issues raised by counsel concerning litigation, contingencies, claims or assessments. The Committee should understand how such matters are reflected in the Company’s financial statements.

22.	The Committee shall review management’s responses to the recommendations of the independent auditors and internal auditors (if applicable).

23.	Periodically, the Committee shall meet with management to discuss the following matters among others:

(a)	Company budgets and forecasts, and the extent to which current operations are meeting such budgets and forecasts;

(b)	Company compliance with internal codes of ethics and other internal procedures; and

(c)	Regulatory compliance.

RELIANCE ON INFORMATION PROVIDED

In adopting this Charter, the Board acknowledges that the Committee members are not employees of the Company and are not providing any expert or special assurance as to the Company’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Company that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

AMENDMENTS

This Charter and any provision contained herein may be amended or repealed by the Board.

AMERICAN STOCK TRANSFER & TRUST CO.

6201 15TH AVE.

ATTN: DATA ENTRY DEPARTMENT BROOKLYN, NY 11219

ANNUAL MEETING OF STOCKHOLDERS OF CALIFORNIA PIZZA KITCHEN, INC.

June 20, 2007

PROXY VOTING INSTRUCTIONS

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by California Pizza Kitchen, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to California Pizza Kitchen, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

“You may enter your voting instructions at 1-800-PROXIES or www.proxyvote.com up until

11:59 PM Eastern Time the day before the meeting date.”

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

CALPZ1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

CALIFORNIA PIZZA KITCHEN, INC.

Vote on Directors

Proposal 1. Election of Directors of California

Pizza Kitchen, Inc.

For

All

Withhold

All

For All

Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the

NOMINEES

Vote on Proposal

1) William C. Baker

2) Larry S. Flax

3) Henry Gluck

4) Steven C. Good

5) Charles G. Phillips

6) Avedick B. Poladian

7) Richard L. Rosenfield

8) Alan I. Rothenberg

number(s) of the nominee(s) on the line below.

For Against Abstain

Proposal 2. Ratification of Appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the fiscal year ended December 30, 2007.

Note:

Please sign exactly as your name or names appear(s) on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Yes No

Please indicate if you plan to attend this meeting.

Signature [PLEASE SIGN WITHIN BOX]

Date

Signature (Joint Owners)

Date

Please detach along perforated line and mail in the envelope provided

IF you are not voting via telephone or the Internet.

FORM OF PROXY

CALIFORNIA PIZZA KITCHEN, INC.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALIFORNIA PIZZA KITCHEN, INC.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on June 20, 2007 and appoints Larry S. Flax, Richard L. Rosenfield and Susan M. Collyns, or any one of them, with full power of substitution, as proxy for the undersigned, to vote all shares of common stock, $0.01 par value per share, of California Pizza Kitchen, Inc. owned of record by the undersigned, with all powers the undersigned would have if personally present at the Annual Meeting of Stockholders of California Pizza Kitchen, Inc. to be held on June 20, 2007 at 10:00 a.m. in the Hermosa-Laguna Room at the Sheraton Gateway Hotel, 6101 W. Century Blvd., Los Angeles, California 90045 and any adjournments or postponements thereof for the following purposes:

This proxy authorizes Larry S. Flax, Richard L. Rosenfield and Susan M. Collyns, or any one of them, to vote at his or her discretion on any other matter that may properly come before the annual meeting or any adjournment or postponement thereof. If a director nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, this proxy may be voted for such substitute nominee as Larry S. Flax, Richard L. Rosenfield and Susan M. Collyns, or any one of them, may designate.

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF EACH OF THE NOMINEES LISTED ON THE REVERSE SIDE AND IN FAVOR OF THE OTHER PROPOSAL. HOWEVER, FOR SHARES HELD THROUGH A BROKER OR OTHER NOMINEE WHO IS A NEW YORK STOCK EXCHANGE MEMBER ORGANIZATION, THOSE SHARES WILL ONLY BE VOTED IN FAVOR OF PROPOSAL NUMBER TWO IF THE STOCKHOLDER HAS PROVIDED SPECIFIC VOTING INSTRUCTIONS TO THE BROKER OR OTHER NOMINEE TO VOTE THE SHARES IN FAVOR OF PROPOSAL NUMBER TWO.

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CALIFORNIA PIZZA KITCHEN, INC. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THESE PROPOSALS.

(PLEASE DATE AND SIGN ON REVERSE SIDE)